UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-2

QUALYS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY COPY
QUALYS, INC.
919 East Hillsdale Boulevard, 4th Floor
Foster City, California 94404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 11:00 a.m. Pacific Daylight Time on Wednesday, June 11, 2025
TO THE HOLDERS OF COMMON STOCK
OF QUALYS, INC.:
The 2025 Annual Meeting of Stockholders of Qualys, Inc., a Delaware corporation, will be held online on Wednesday, June 11, 2025, at 11:00 a.m. Pacific Daylight Time.
Stockholders may participate in the meeting only by logging in at:
www.virtualshareholdermeeting.com/QLYS2025
Stockholders will be able to listen to the meeting live, vote and submit questions. There will be no physical location for stockholders to attend the meeting.
The annual meeting will be held for the following purposes as more fully described in the accompanying proxy statement:
1.	To elect the two Class I directors named in this proxy statement to serve until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified;
2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025;
3.	To approve, on an advisory and non-binding basis, the compensation of our named executive officers as described in this proxy statement;
4.	To approve an amendment of our Amended and Restated Certificate of Incorporation to permit the exculpation of certain officers; and
5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
The board of directors of Qualys, Inc. has fixed the close of business on April 15, 2025 as the record date for the meeting. Only stockholders of record of our common stock on April 15, 2025 are entitled to notice of and to vote at the meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
On or about April [  ], 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the proxy statement for the 2025 annual meeting and our 2024 annual report to stockholders. The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy statement and our annual report can also be accessed directly at www.proxyvote.com. All you have to do is enter the control number located on the Notice or your proxy card.
YOUR VOTE IS IMPORTANT. Whether or not you plan to participate in the annual meeting, we urge you to submit your vote via the Internet, telephone or mail in advance of the meeting. If you plan to participate in the annual meeting, please see the instructions in the accompanying proxy statement.
We appreciate your continued support of Qualys, Inc.

By order of the Board of Directors,

/s/ Sumedh S. Thakar
Sumedh S. Thakar
Director, President and Chief Executive Officer
Foster City, California
April [ ], 2025

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
to be held on Wednesday, June 11, 2025 at 11:00 a.m. Pacific Daylight Time
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by the board of directors of Qualys, Inc. (“we,” “Qualys,” or the “Company”) for use at our annual meeting of stockholders (the “Annual Meeting”) to be held on June 11, 2025, at 11:00 a.m. Pacific Daylight Time, and any postponements, adjournments or continuations thereof. The Annual Meeting will be held online at www.virtualshareholdermeeting.com/QLYS2025, where stockholders will be able to listen to the meeting live, vote and submit questions. There will be no physical location for stockholders to attend the meeting.
On or about April [ ], 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2024 annual report to stockholders.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
How can I participate in the Annual Meeting?
To participate in the Annual Meeting, visit www.virtualshareholdermeeting.com/QLYS2025 and enter your control number as indicated. You can find your control number on your Notice, proxy card (if you received a printed copy of the proxy materials) or the instructions that accompanied your proxy materials. You will be able to log into the virtual meeting platform beginning at 10:45 a.m. Pacific Daylight Time on June 11, 2025. The meeting will begin promptly at 11:00 a.m. Pacific Daylight Time on June 11, 2025. We encourage you to log into the virtual meeting platform and ensure you can hear streaming audio prior to the meeting start time.
The virtual meeting platform is supported across browsers (Internet Explorer, Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting.
If you wish to submit a question during the meeting, log into the virtual meeting platform, type your question into the “Ask a Question” field, and click “Submit.” Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, should be addressed to the appropriate party on the qualys.com website; these questions are not pertinent to meeting matters and, therefore, will not be answered at the Annual Meeting. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
If you encounter any difficulties accessing the meeting, please call the technical support number that will be posted on the virtual meeting platform’s log in page.

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Other stockholders and members of the public can also access the Annual Meeting at the URL above without a control number, but without the right to vote or submit a question.
Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our 2024 annual report to stockholders, primarily via the Internet. On or about April [ ], 2025, we expect to mail to our stockholders the Notice, which contains instructions on how to access our proxy materials on the Internet, vote at the meeting, and request printed copies of the proxy materials. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.
What matters am I voting on?
You will be voting on:
•	the election of the two Class I directors named in this proxy statement to hold office until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified;
•	a proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025;
•	a proposal to approve, on an advisory and non-binding basis, the compensation of our named executive officers as described in this proxy statement;
•	a proposal to approve an amendment of our Amended and Restated Certificate of Incorporation to permit the exculpation of certain officers; and
•	any other business that may properly come before the meeting.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends a vote:
•	FOR each of the nominees named in this proxy statement for election as Class I directors;
•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025;
•	FOR the compensation of our named executive officers as described in this proxy statement; and
•	FOR the approval of an amendment of our Amended and Restated Certificate of Incorporation to permit the exculpation of certain officers.
Who is entitled to vote?
Holders of our common stock as of the close of business on April 15, 2025, the record date, may vote at the Annual Meeting. As of the record date, we had [     ] shares of common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock held on the record date. We do not have cumulative voting rights for the election of directors. A list of stockholders entitled to vote at the Annual Meeting will be made

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available for the examination of any stockholder for any purpose germane to the meeting for ten days prior to the Annual Meeting by email request to ir@qualys.com. The list will also be available for examination online during the meeting at www.virtualshareholdermeeting.com/QLYS2025.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting.
Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote your shares live at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.
How do I vote?
Stockholders of Record. If you are a stockholder of record, there are several ways for you to vote your shares:
•
Via the Internet—Before the Annual Meeting. You may vote at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Daylight Time on June 10, 2025. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials).

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Via the Internet—During the Annual Meeting. You may vote live at the Annual Meeting through the virtual meeting platform by logging into www.virtualshareholdermeeting.com/QLYS2025. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials).

•
By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Daylight Time on June 10, 2025. You will need the control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials).

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By Mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 10, 2025, to be voted at the Annual Meeting.

Beneficial Owners. If you are a beneficial owner, you should have received a Notice or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee.

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Can I change my vote?
Stockholders of Record. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•	entering a new vote by Internet or by telephone (only your latest Internet or telephone proxy received by 11:59 p.m. Eastern Daylight Time on June 10, 2025, will be counted);
•
signing and returning a new proxy card with a later date to Qualys, Inc., Attention: Corporate Secretary, 919 East Hillsdale Blvd., 4th Floor, Foster City, California 94404, to be received no later than June 10, 2025;

•	delivering a written revocation to Qualys, Inc., Attention: Corporate Secretary, 919 East Hillsdale Blvd., 4th Floor, Foster City, California 94404, to be received no later than June 10, 2025; or
•	participating in the Annual Meeting live via the Internet and voting again.
Beneficial Owners. If you are a beneficial owner, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote or revoking your proxy.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. The persons named in the proxy have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy instructions, as described above.
What is a quorum?
A quorum is the minimum number of shares required to be present at a meeting of stockholders for action to be taken at the meeting. Under our bylaws, the presence, live or represented by proxy (including any abstentions and “broker non-votes”), of a majority of all issued and outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum at the meeting.
What are “broker non-votes”?
When a broker, bank or other nominee votes a client’s shares on some but not all of the proposals, the missing votes are referred to as “broker non-votes.” If you are a beneficial owner and do not provide timely voting instructions to your bank, broker or other nominee, that organization will have discretion to vote your shares on our sole “routine” matter—Proposal No. 2 to ratify the appointment of Grant Thornton LLP. The election of directors, the advisory vote to approve executive compensation, and the amendment of our Amended and Restated Certificate of Incorporation to permit the exculpation of certain officers are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners. Therefore, broker non-votes may exist in connection with Proposals No. 1, No. 3 and No. 4.

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How many votes are needed for approval of each matter?
•
Proposal No. 1: The election of directors requires a plurality of the votes cast at the meeting, meaning that the individuals who receive the largest number of votes cast “for” their election are elected as directors. As a result, any shares not voted “for” a particular nominee (whether as a result of “withhold” votes or broker non-votes) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “for” or “withhold” on each of the nominees for election as a director.

•
Proposal No. 2: The ratification of the appointment of Grant Thornton LLP must receive the affirmative vote of a majority of the shares present virtually or by proxy during the meeting and entitled to vote thereon to be approved. You may vote “for,” “against” or “abstain” on this proposal. Abstentions represent shares present and entitled to vote and thus, will have the same effect as votes “against” this proposal.

•
Proposal No. 3: The approval, on an advisory and non-binding basis, of the compensation of our named executive officers as described in this proxy statement must receive the affirmative vote of a majority of the shares present virtually or by proxy during the meeting and entitled to vote thereon to be approved. You may vote “for,” “against” or “abstain” on this proposal. Abstentions represent shares present and entitled to vote and thus, will have the same effect as votes “against” this proposal. Broker non-votes will have no effect on the outcome of this proposal because they represent shares that are not entitled to vote on the matter.

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Proposal No. 4: The approval of an amendment to our Amended and Restated Certificate of Incorporation to permit the exculpation of certain officers must receive the affirmative vote of a majority of the voting power of the outstanding shares of capital stock of the Company, entitled to vote thereon. You may vote “for,” “against” or “abstain” on this proposal. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal.

How are proxies solicited for the Annual Meeting?
Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.
Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Qualys, Inc. or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

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I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that Qualys only send a single copy, of the Notice and, if applicable, the proxy materials, stockholders may contact us as follows:
Qualys, Inc.
Attention: Investor Relations
919 East Hillsdale Boulevard, 4th Floor
Foster City, California 94404
(650) 801-6100
ir@qualys.com
Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2026 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than [     ]. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Qualys, Inc.
Attention: Corporate Secretary
919 East Hillsdale Boulevard, 4th Floor
Foster City, California 94404

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Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement for that meeting. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder who (A) is a stockholder of record at the time of giving the required notice and on the record date for the determination of stockholders entitled to vote at the annual meeting and (B) has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2026 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•	not earlier than 8:00 a.m. Eastern Time on [ ]; and
•	not later than 5:00 p.m. Eastern Time on [ ].
In the event that we hold our 2026 annual meeting of stockholders more than 25 days before or after the one-year anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than 8:00 a.m. Eastern Time on the 120th day before such annual meeting and no later than 5:00 p.m. Eastern Time on the later of the following two dates:
•	the 90th day prior to such annual meeting; or
•
the 10th day following the day on which public announcement of the date of such meeting is first made if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.
Nomination of Director Candidates
Stockholders may propose director candidates for consideration by the Nominating and Governance Committee of our board of directors. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to the Corporate Secretary of Qualys, Inc. at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section entitled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors” below.
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.
Availability of Bylaws
A copy of our bylaws is available on our website at http://investor.qualys.com. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our board of directors, which is currently composed of six members, five of whom are “independent” under the Nasdaq Stock Market listing standards. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the election and qualification of his successor, or his earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Class I Directors (Term Expires at the 2025 Annual Meeting)	Class II Directors (Term Expires at the 2026 Annual Meeting)	Class III Directors (Term Expires at the 2027 Annual Meeting)
Thomas P. Berquist	Wendy M. Pfeiffer	Jeffrey P. Hank
Kristi M. Rogers	John A. Zangardi	Sumedh S. Thakar

The following table sets forth the names, ages as of April [  ], 2025, and certain other information for each of the nominees for election as a director and for each of the continuing members of our board of directors.

Name	Independent	Director Since	Age	Other Public Co. Boards	Audit & Risk Committee	Compensation & Talent Committee	Nominating & Governance Committee
Nominees for Director
Thomas P. Berquist	✔	2023	60	0	CHAIR
Kristi M. Rogers	✔	2013	55	0			CHAIR
Continuing Directors
Jeffrey P. Hank Chair of the Board	✔	2010	65	0
Wendy M. Pfeiffer	✔	2019	59	0
Sumedh S. Thakar President & CEO		2021	49	0
John A. Zangardi	✔	2020	64	0		CHAIR

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Composition of the Board
Our board believes that a balance of director experience, diversity and tenure best enables our board to act as effective stewards for our investors. Accordingly, we strive to maintain a board that includes both longer tenured directors with historical institutional knowledge of our business and the competitive environment as well as newer directors who provide fresh perspectives. Information regarding our directors as of April [  ], 2025 is below:

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Board Skills and Experience Matrix
The following graphic shows the number of our directors, as of April [  ], 2025, who have experience in the areas that our board of directors believes are important to have represented on the board.

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Information Concerning Director Nominees
Thomas P. Berquist has served as a director of Qualys since August 2023. He has been Executive Vice President and Chief Financial Officer at Cloud Software Group since September 2022. From October 2015 to September 2022, Mr. Berquist served as Executive Vice President and Chief Financial Officer of TIBCO Software. Mr. Berquist has previously served as an executive officer at multiple software companies including Corel Software and Ingres Corporation, was a Managing Director of Software Equity Research at Salomon Smith Barney, Goldman Sachs and Piper Jaffray, and worked at Deloitte Consulting and Wells Fargo. Mr. Berquist holds a B.A. degree in Accounting with an Application Area in Computer Science from the University of Saint Thomas as well as an M.B.A. with an emphasis in Marketing from the University of Saint Thomas.
We believe that Mr. Berquist possesses specific attributes that qualify him to serve as a member of our board of directors, including his experience as an executive at multiple technology companies and investment banks and his background in finance and accounting.
Kristi M. Rogers has served as a director of Qualys since August 2013. Ms. Rogers is currently co-founder and Managing Partner for Principal to Principal. From March 2014 to December 2016, Ms. Rogers served as Managing Director, Chief Executive Officer and member of the board of directors of Aspen Healthcare Services, LLC. From 2012 to 2014, Ms. Rogers also served on the board of directors of Aspen Medical USA. From August 2006 to January 2013, Ms. Rogers served in various positions, including Executive Vice President, President, Chief Executive Officer and Vice Chairman of the Board, at Aegis Defense Services LLC, a provider of security and support services to the U.S. government. Ms. Rogers also currently serves on the board of directors of Business Executives for National Security and is co-chair of the board of directors of Women’s Foreign Policy Group, both non-profit organizations. She serves on the board of directors of NowSecure, a private company providing mobile app security. Ms. Rogers holds a Bachelor of Science degree in Political Science from Michigan State University and a Certificate for Cyber Security Risk Oversight from Carnegie Mellon University, and she graduated from Stanford’s Graduate School of Business Executive Education & Corporate Governance Program.
We believe that Ms. Rogers possesses specific attributes that qualify her to serve as a member of our board of directors, including her executive experience and her expertise in the public service sector.
Information Concerning Continuing Directors
Jeffrey P. Hank has served as a director of Qualys since January 2010, including as Chair of the Board since January 2023. Mr. Hank currently serves as the chairman of the board of directors for First Tech Federal Credit Union since April 2022. From June 2005 to July 2012, Mr. Hank was the Vice President, Chief Accounting Officer and Corporate Controller of Intuit, Inc., and Mr. Hank served as the Vice President of Finance and Chief Accounting Officer of Intuit from July 2012 until September 2013. From June 2002 until September 2003, Mr. Hank was an audit partner at KPMG LLP. From September 1994 until June 2002, Mr. Hank was an audit partner at Arthur Andersen LLP. Mr. Hank holds a Bachelor of Science degree in Business Administration from the University of California at Berkeley.
We believe that Mr. Hank possesses specific attributes that qualify him to serve as a member of our board of directors, including his experience as an executive at a technology company and his background in the accounting industry.
Sumedh S. Thakar has served as a director of Qualys since February 2021, as our Chief Executive Officer since April 2021 and as our President since October 2019. Mr. Thakar previously served as our interim Chief Executive Officer from February 2021 to April 2021, and as our Chief

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Product Officer from June 2014 to April 2021. Mr. Thakar joined us in February 2003 and has held various positions with us since that time, including Principal Engineer, Engineering Manager, Director of Engineering, and Vice President, Engineering. Mr. Thakar holds a Bachelor of Computer Science degree from the University of Pune, India.
We believe that Mr. Thakar possesses specific attributes that qualify him to serve as a member of our board of directors, including his experience as our President and Chief Product Officer and his knowledge of our company.
Wendy M. Pfeiffer has served as a director of Qualys since August 2019. Ms. Pfeiffer served as a director of SADA Systems, a Google reseller and professional services company, from January 2020 until December 2023. Ms. Pfeiffer served as senior vice president and chief information officer of Nutanix, Inc., an enterprise cloud computing company, from January 17, 2017 until March 17, 2023. Previously, Ms. Pfeiffer served as chief information officer and vice president IT of GoPro, Inc., a maker of video and photo capture devices, from July 2015 to January 2017. Ms. Pfeiffer also served as senior director, IT shared services, of Robert Half International, a staffing and recruiting company, from February 2009 to June 2015. Ms. Pfeiffer holds a Bachelor of Science degree in Business Administration, Financial Accounting and Technology, from the University of Phoenix.
We believe that Ms. Pfeiffer possesses specific attributes that qualify her to serve as a member of our board of directors, including her experience serving as chief information officer at technology companies, her experience as an independent board director for both public and private companies, and her relevant technical and cyber industry expertise and reputation.
John A. Zangardi has served as a director of Qualys since June 2020. Dr. Zangardi has served as Chief Executive Officer of Redhorse Corporation, a technology services company delivering decision quality data to federal government customers, from December 2021 until December 2024, and as President of Redhorse Corporation from June 2020 until December 2024. From November 2019 to May 2020, Dr. Zangardi served as Senior Vice President of Business Initiatives and Strategic Partnerships for the Civil Group at Leidos, Inc., a science, engineering and information technology company. From November 2017 to November 2019, Dr. Zangardi served as Chief Information Officer of the Department of Homeland Security, a presidentially appointed position, where he was responsible for overseeing IT and its related security and management for the Department. Prior to that, Dr. Zangardi first served as the Principal Deputy Chief Information Officer and later as the Acting Chief Information Officer of the Department of Defense, between October 2016 to November 2017. Dr. Zangardi also served as the Deputy Assistant Secretary of the Navy for Command, Control, Communications, Computers, Intelligence, Information Operations & Space from March 2011 to September 2016. Dr. Zangardi also served additionally as the Department of Navy CIO from 2014 to 2015. A retired Naval Flight Officer, Dr. Zangardi served in a variety of command and staff assignments during his military career. Dr. Zangardi also currently serves on the board of directors of Symetrica, a privately held radiation detection company, and previously served on the board of directors for Forcepoint, a privately held software company, from April 2021 to January 2024. Dr. Zangardi holds a Bachelor of Science degree in Business Administration from the University of Scranton, a Master of Science degree in Finance from the Naval Postgraduate School, and a Doctor of Philosophy degree in Public Policy from George Mason University.
We believe that Dr. Zangardi possesses specific attributes that qualify him to serve as a member of our board of directors, including his experience as chief information officer for departments of the federal government and Dr. Zangardi’s background in the U.S. military and executive experience at technology companies.

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Director Independence
Our board of directors has reviewed the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that each of Mr. Berquist, Mr. Hank, Ms. Pfeiffer, Ms. Rogers and Dr. Zangardi do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the Listing Rules (the “Nasdaq Listing Rules”) of The Nasdaq Stock Market LLC (“Nasdaq”). In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director.
Independent Chair of the Board
Our board of directors does not have a policy on whether the roles of Chairperson of our board of directors and Chief Executive Officer should be separate. Our board believes it should be free to determine what is best for the Company at a given point in time. Mr. Hank, an independent, non-employee director, has served as Chair of the Board since January 2023. Our board has determined that the separation of the roles of Chair of the Board and Chief Executive Officer is appropriate at this time, as it allows our Chief Executive Officer to focus primarily on management responsibilities and corporate strategy, while allowing the Chair to focus on leadership of the board, providing feedback and advice to the Chief Executive Officer, and providing a channel of communication between board members and our Chief Executive Officer. Our board currently does not have a lead independent director because the Chair is an independent director.
Board Meetings and Committees
During the year ended December 31, 2024, our board of directors held 4 meetings (including regularly scheduled and special meetings), our Audit and Risk Committee held 8 meetings, our Compensation and Talent Committee held 4 meetings, and our Nominating and Governance Committee held 4 meetings. Each incumbent director attended at least 75% of the total number of meetings of our board of directors and the committees of which he or she was a member during 2024.
Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, directors to attend. Mr. Berquist, Mr. Hank, Ms. Pfeiffer, Ms. Rogers, Mr. Thakar, and Dr. Zangardi, representing six of our current directors attended our 2024 annual meeting of stockholders.
Our board of directors has three standing committees: an Audit and Risk Committee, a Compensation and Talent Committee, and a Nominating and Governance Committee. The composition and responsibilities of each of these committees is described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

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Audit and Risk Committee
Our Audit and Risk Committee consists of Mr. Berquist, Ms. Pfeiffer and Dr. Zangardi, with Mr. Berquist serving as Chair. Our board of directors has determined that all members of the Audit and Risk Committee (i) are independent under the Nasdaq Listing Rules and Rule 10A-3(b)(1) of the Exchange Act, and (ii) meet Nasdaq’s financial knowledge and sophistication requirements. In addition, our board of directors has determined that Mr. Berquist is an audit committee financial expert within the meaning of the rules and regulations of the SEC. Among other responsibilities, our Audit and Risk Committee:
•	selects and hires a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helps to ensure the independence and performance of the independent registered public accounting firm;
•
discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with management and the independent accountants, our interim and year-end operating results;

•	oversees procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•
reviews our policies on risk assessment and risk management pertaining to financial, accounting, insurance coverage, investment, tax, and operational infrastructure, including security, data privacy, reliability, business continuity and capacity matters;

•	reviews related party transactions;
•
obtains and reviews a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues; and

•
approves (or, as permitted, pre-approves) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our Audit and Risk Committee operates under a written charter that was adopted by our board of directors and satisfies the applicable rules of the SEC and the Nasdaq Listing Rules. A copy of the Audit and Risk Committee charter is available on our website at http://investor.qualys.com.
Compensation and Talent Committee
Our Compensation and Talent Committee consists of Mr. Berquist, Ms. Rogers and Dr. Zangardi, with Dr. Zangardi serving as Chair. Our board of directors has determined that all members of the Compensation and Talent Committee (i) are independent under the Nasdaq Listing Rules, and (ii) are “non-employee directors”, as defined in Rule 16b-3 promulgated under the Exchange Act. Among other responsibilities, our Compensation and Talent Committee:
•	reviews, approves and determines, or makes recommendations to our board of directors regarding, the compensation of our executive officers;
•	administers our stock and equity incentive plans;
•	reviews and approves and makes recommendations to our board of directors regarding incentive compensation and equity plans;
•	establishes and reviews general policies relating to compensation and benefits of our employees;

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•	reviews our succession planning process for members of our executive management team; and
•	discharges the responsibilities of our board of directors relating to the development and implementation of policies and strategies regarding talent diversity and inclusion.
Our Compensation and Talent Committee operates under a written charter that was adopted by our board of directors and satisfies the applicable rules of the SEC and the Nasdaq Listing Rules. A copy of the Compensation and Talent Committee charter is available on our website at http://investor.qualys.com.
Nominating and Governance Committee
Our Nominating and Governance Committee consists of Ms. Pfeiffer and Ms. Rogers, with Ms. Rogers serving as Chair. Our board of directors has determined that all members of the Nominating and Governance Committee are independent under the Nasdaq Listing Rules. Among other responsibilities, our Nominating and Governance Committee:
•	identifies, evaluates and selects, or makes recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;
•	considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees;
•	oversees our corporate governance practices;
•	oversees the annual performance evaluation of our board of directors and of individual directors; and
•	oversees our ESG activities, programs and public disclosure.
Our Nominating and Governance Committee operates under a written charter that was adopted by our board of directors and satisfies the applicable rules of the SEC and the Nasdaq Listing Rules. A copy of the Nominating and Governance Committee charter is available on our website at http://investor.qualys.com.
Compensation Committee Interlocks and Insider Participation
During fiscal 2024, Thomas P. Berquist, William S. Berutti, Kristi M. Rogers, and John A. Zangardi served as members of our Compensation and Talent Committee. None of them is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our Compensation and Talent Committee or our board of directors.
Considerations in Evaluating Director Nominees
Our Nominating and Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our Nominating and Governance Committee will consider the current size and composition of our board of directors and the needs of our board and its committees. Some of the qualifications that the committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the

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companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our Nominating and Governance Committee to perform all board of director and committee responsibilities. Members of our board of directors are expected to prepare for, attend, and participate in all board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests. Our Nominating and Governance Committee will also seek appropriate input from our Chief Executive Officer from time to time in assessing the needs of our board of directors for relevant background, experience, diversity and skills of its members.
Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors recognizes the benefits of having a diverse board. To that end, our Nominating and Governance Committee considers a broad range of backgrounds, viewpoints, and experiences in making determinations regarding nominations of directors. Our Nominating and Governance Committee also considers these and other factors as it oversees the annual board of director and committee evaluations.
Stockholder Recommendations for Nominations to the Board of Directors
Our Nominating and Governance Committee will consider candidates for director recommended by stockholders so long as such recommendations comply with our certificate of incorporation and bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The committee will evaluate such recommendations in accordance with its charter, our bylaws and the regular nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Corporate Secretary in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our stock and a signed letter from the candidate confirming willingness to serve on our board of directors. The committee has discretion to decide which individuals to recommend for nomination as directors.
A stockholder of record can nominate a candidate directly for election to our board of directors by complying with the procedures in Section 2.4(ii) of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to Qualys, Inc., Attention: Corporate Secretary, 919 East Hillsdale Boulevard, 4th Floor, Foster City, California 94404. Notice must be received by us no earlier than 8:00 a.m. Eastern Time on [  ], and no later than 5:00 p.m. Eastern Time on [  ]. The notice must state the information required by Section 2.4(ii)(b) of our bylaws and otherwise must comply with applicable federal and state law.
Stockholder Communications with the Board of Directors
Stockholders wishing to communicate with our board of directors or with an individual member of the board may do so by writing to our board of directors or to the particular member of the board, and mailing the correspondence to: Qualys, Inc., Attention: Corporate Secretary, 919 East Hillsdale Boulevard, 4th Floor, Foster City, California 94404. All such stockholder communications will be forwarded to the appropriate member or members of our board of directors or, if none is specified, to the Chair of the Board.

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Corporate Governance Guidelines and Codes of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines. These guidelines address, among other items, the responsibilities of our directors, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and Code of Business Conduct and Ethics is posted on the Governance section of our website at http://investor.qualys.com. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.
Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to prudently manage risk in our operations. Management is responsible for the day-to-day management of risks our company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our board of directors believes that open communication between management and our board is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly board meetings, where, among other topics, they discuss strategy and risks facing Qualys.
While our entire board of directors is ultimately responsible for risk oversight, our board committees assist our board in fulfilling its oversight responsibilities in certain areas of risk. Our Audit and Risk Committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management pertaining to financial, accounting, insurance coverage, investment, tax, and operational infrastructure, including cyber security, data privacy, reliability, business continuity and capacity matters. Our Audit and Risk Committee discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management; reviews management’s assessment of the key risks facing us, including the key controls it relies on to mitigate those risks; and monitors certain key risks at each of its regularly scheduled meetings, such as risk associated with internal control over financial reporting and liquidity risk. Our Compensation and Talent Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Nominating and Governance Committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and ESG matters. Finally, the full board of directors reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.
Non-Employee Director Compensation
2024 Director Compensation Table
The following table provides information regarding compensation of our non-employee directors during our fiscal year ended December 31, 2024. Directors who are also our employees receive no additional compensation for their service as a director. During 2024, our CEO, Sumedh S. Thakar was

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an employee. Mr. Thakar’s compensation is discussed in the “Executive Compensation” section of this proxy statement. We reimburse our non-employee directors for expenses associated with attending meetings of our board of directors and meetings of committees of our board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Thomas P. Berquist	59,279	184,450(4)	243,729
William S. Berutti(3)	21,401	—(4)	21,401
Jeffrey P. Hank	90,000	184,450(4)	274,450
Wendy M. Pfeiffer	50,000	184,450(4)	234,450
Kristi M. Rogers	52,500	184,450(4)	236,950
John A. Zangardi	60,000	184,450(4)	244,450
(1)
The dollar amounts reported in this column represent the grant date fair value of restricted stock unit awards granted in 2024. These amounts have been calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. The fair value of each restricted stock unit award is measured based on the closing market price of our common stock on the date of grant. Pursuant to SEC rules, the amounts reported exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see the stock-based compensation note to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 21, 2025.

(2)	As of December 31, 2024, the aggregate number of shares of our common stock underlying unvested stock awards and outstanding option awards held by each of our non-employee directors was:

Name	Aggregate Number of Shares Underlying Unvested Stock Awards	Aggregate Number of Shares Underlying Outstanding Option Awards
Thomas P. Berquist	3,358	—
William S. Berutti	—	—
Jeffrey P. Hank	1,313	4,000
Wendy M. Pfeiffer	1,313	—
Kristi M. Rogers	1,313	—
John A. Zangardi	1,313	—
(3)	Mr. Berutti retired from our board of directors on June 12, 2024.
(4)
On June 12, 2024, each of Mr. Berquist, Mr. Hank, Ms. Pfeiffer, Ms. Rogers and Dr. Zangardi was granted an award of 1,313 restricted stock units, which vest on the earlier of (i) June 12, 2025 or (ii) the day before our 2025 annual meeting of stockholders, subject to the applicable director’s continued service to us through each vesting date.

Non-Employee Director Compensation Program
Our Compensation and Talent Committee is responsible for reviewing and making recommendations with respect to the compensation of our non-employee directors. The committee’s

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practice is to engage a compensation consultant every year to conduct a full review and competitive analysis (using the same peer group used to analyze executive compensation) of our non-employee directors’ compensation in order to ensure that our directors’ compensation is in line with peer companies competing for director talent. Our current non-employee director compensation program was reviewed and approved in 2024 with input from Compensia, Inc. (“Compensia”), an independent compensation consultant. In fiscal 2024, based on input from Compensia and in order to improve the competitiveness of our non-employee director compensation program compared with our peer group, the Compensation and Talent Committee recommended, and our board of directors approved, an amendment to our non-employee director compensation program to increase the intended “value” of Annual Awards (as defined below) granted to our non-employee directors from $200,000 to $250,000, effective as of October 30, 2024, No other changes have been made to our non-employee director compensation program since 2022. During 2024, our non-employee director compensation program consisted of equity and cash, as described below.
Equity Compensation
Upon joining our board of directors, each newly elected non-employee director will be granted an award of restricted stock units with an intended “value” (based on the average of the closing prices of our common stock for the 30 trading days ending one week before the applicable grant date) of $420,000 (the “Initial Award”), which may be different from the award’s actual grant date fair value. An Initial Award will vest in three equal annual installments on each of the first three anniversaries of the first day of the month following the month that the director joins our board of directors, subject to continued service to us through each vesting date.
On the date of each annual meeting of stockholders, each non-employee director who has served on our board of directors for at least six months prior to such date will be granted an award of restricted stock units with an intended “value” (based on the average of the closing prices of our common stock for the 30 trading days ending one week before the applicable grant date) of $250,000 (the “Annual Award”), which may be different from the award’s actual grant date fair value. Annual Awards will vest on the earlier of the first anniversary of its grant date or the day before the next annual meeting of stockholders, subject to continued service to us through the applicable vesting date. Prior to amendment of our non-employee director compensation program on October 30, 2024, the intended “value” of Annual Awards was $200,000
Notwithstanding the vesting schedules described above, the vesting of each Initial Award and each Annual Award will accelerate in full upon a “change in control” (as defined in our 2012 Equity Incentive Plan) of Qualys.
Cash Compensation
Our non-employee director compensation program provides that each year, each non-employee director will receive a cash retainer of $35,000 for serving on our board of directors (the “Annual Retainer”). In addition to the Annual Retainer, the non-employee Chair of the Board is entitled to an additional cash retainer of $50,000. The chairpersons and members of our board’s three standing committees are entitled to the following cash retainers each year:

Board Committee	Chairperson Retainer	Member Retainer
Audit and Risk Committee	$20,000	$10,000
Compensation and Talent Committee	15,000	7,500
Nominating and Governance Committee	10,000	5,000

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Each non-employee director who serves as a committee chair will receive only the additional annual cash fee as the chair of the committee, and not the additional annual fee as a member of the committee. All retainers in cash are paid in four equal installments on a quarterly basis at the end of the applicable quarter, provided that the individual served as a non-employee director in the applicable capacity during the full quarter. If a director did not serve in the applicable capacity for the full quarter, retainers are pro-rated, unless otherwise approved by the board of directors.
Insider Trading Policies (Including Hedging and Pledging Policy)
We maintain insider trading policies and procedures governing the purchase, sale, and other dispositions of Company securities that are applicable to all of our directors, officers, employees and advisors (such as consultants and contractors), and all members of their immediate families and households. Our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards. Our insider trading policy prohibits, among other things, our non-employee directors and executive officers from trading in derivative securities (including hedging) with respect to our common stock, pledging Company securities as collateral, or holding company securities in a margin account. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.
Stock Ownership Guidelines
In February 2019, we adopted our stock ownership guidelines that set minimum stock ownership requirements for our non-employee directors and executive officers, in order to more closely align their interests with the long-term interests of our stockholders. In October 2024, we amended our stock ownership guidelines to increase the number of shares of our common stock each non-employee director is required to own from a value equal to at least five times the value of his or her Annual Retainer to a value equal to at least six times the value of his or Annual Retainer (not including any additional fees received for committee service, board chair or lead independent director service, or meeting attendance). Only shares of the Company’s common stock (including shares beneficially owned) count towards satisfaction of the stock ownership levels. Consistent with emerging best practices, vested and exercisable stock options do not count towards satisfying the guidelines.
Each non-employee director must satisfy his or her applicable ownership level by the later of (i) February 8, 2024 or (ii) five years after becoming a director. Compliance with these guidelines is measured based on the non-employee director’s Annual Retainer and the closing market price of our common stock, in each case as of December 31st of each year (or the next trading day if December 31st is not a trading day). Unless and until a director has satisfied his or her applicable level of ownership, he or she is required to retain an amount equal to 50% of the shares received as the result of the exercise, vesting or payment of any equity awards after any shares are sold or withheld, as the case may be, to (i) pay any applicable exercise price for an equity award or (ii) satisfy withholding tax obligations arising in connection with the exercise, vesting or payment of an equity award. As of December 31, 2024, all of our non-employee directors were in compliance with our stock ownership guidelines or within the grace period for compliance. Mr. Berquist, who joined board in August of 2023, has until August of 2028 to be in compliance with our stock ownership guidelines.

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PROPOSAL NO. 1
ELECTION OF DIRECTORS
Number of Directors; Board Structure
Our board of directors is currently composed of six members. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. The term of the Class I directors expires at the Annual Meeting, the term of the Class II directors expires at the 2026 annual meeting, and the term of the Class III directors expires at the 2027 annual meeting.
Nominees
Our Nominating and Governance Committee has recommended, and our board of directors has approved Thomas P. Berquist and Kristi M. Rogers as nominees for election as Class I directors at the Annual Meeting. If elected, Mr. Berquist and Ms. Rogers will serve as Class I directors until the 2028 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier death, resignation, or removal. Each of the nominees currently serves on our board of directors as a Class I director. For information concerning the nominees, please see “Board of Directors and Corporate Governance” above.
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Mr. Berquist and Ms. Rogers, each of whom has consented to being named as a nominee in this proxy statement and to serve as a director, if elected. If, at the time of the Annual Meeting, any nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by our board of directors, unless the board chooses to reduce its own size. Our board of directors has no reason to believe that any of the nominees will be unable or will decline to serve if elected. If you are a street name stockholder and you do not give voting instructions to your broker, bank, or other nominee, your broker, bank, or other nominee will leave your shares unvoted on this matter.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH
OF THE NOMINEES NAMED ABOVE.

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PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit and Risk Committee has appointed Grant Thornton LLP (“Grant Thornton”), independent registered public accountants, to audit our financial statements for our fiscal year ending December 31, 2025. Grant Thornton has audited our financial statements since 2005. At the Annual Meeting, our stockholders are being asked to ratify the appointment of Grant Thornton as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
Our Audit and Risk Committee is submitting the selection of Grant Thornton to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the stockholders do not ratify the appointment of Grant Thornton, our board of directors may reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit and Risk Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of Qualys and its stockholders.
Representatives of Grant Thornton will be present at the Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for services rendered to Qualys by Grant Thornton for the fiscal years ended December 31, 2023 and 2024. During such fiscal years, Grant Thornton did not render any services to Qualys other than professional audit services.

	2023	2024
Audit Fees(1)	$1,898,387	$1,885,268
(1)
Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements and internal control over financial reporting, review of our quarterly consolidated financial statements and audit services provided in connection with other statutory and regulatory filings.

Auditor Independence
In 2024, there were no other professional services provided by Grant Thornton that would have required the Audit and Risk Committee to consider their compatibility with maintaining the independence of Grant Thornton.
Audit and Risk Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Consistent with requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our Audit and Risk Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, the committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

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Before engagement of the independent registered public accounting firm for the next year’s audit, the independent registered public accounting firm submits a detailed description of services expected to be rendered during that year for each of the following categories of services to our Audit and Risk Committee for approval:
•
Audit services. Audit services include work performed for the audit of our financial statements and internal control over financial reporting, the review of financial statements included in our quarterly reports, as well as work that is normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

•
Audit-related services. Audit-related services are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not covered above under “audit services.”

•	Tax services. Tax services include all services performed by the independent registered public accounting firm’s tax personnel for tax compliance, tax advice and tax planning.
•	Other services. Other services are those services not described in the other categories.
Our Audit and Risk Committee pre-approves particular services or categories of services on a case-by-case basis. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the services must be pre-approved by the committee before the independent registered public accounting firm is engaged. Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm are established annually by the committee, and any proposed services exceeding these levels or amounts require specific pre-approval by the committee.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF GRANT THORNTON LLP.

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PROPOSAL NO. 3
ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION
The Securities Exchange Act of 1934, as amended (the “Exchange Act”), enables our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.
The Say-on-Pay vote is advisory, and therefore is not binding on us, our Compensation and Talent Committee or our board of directors. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our Compensation and Talent Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our Compensation and Talent Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote, and our Compensation and Talent Committee will consider our stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.
We believe that the information provided in the “Executive Compensation” section of this proxy statement, and in particular the information discussed in the section entitled “Executive Compensation—Compensation Discussion and Analysis—Philosophy and Objectives” beginning on page 39 below, demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion, and other related disclosure.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL,
ON AN ADVISORY BASIS, OF THE NAMED EXECUTIVE OFFICER COMPENSATION
AS DESCRIBED IN THIS PROXY STATEMENT.

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PROPOSAL NO. 4
APPROVAL OF AN AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PERMIT THE EXCULPATION OF CERTAIN OFFICERS
Background
Since the mid-1980s the Delaware General Corporation Law (“DGCL”) has permitted Delaware corporations (such as our Company) to limit or eliminate the personal liability of corporate directors for monetary damages resulting from a breach of the fiduciary duty of care, subject to certain limitations. These provisions are referred to as “exculpatory provisions” or “exculpatory protections.” Such a provision with respect to our directors already is contained in Article VIII of our Amended and Restated Certificate of Incorporation.
Effective August 1, 2022, the DGCL was amended to enable Delaware corporations to provide similar exculpatory protection for certain officers. This decision was due in part to the recognition that both officers and directors owe fiduciary duties to corporations; however, until then, the DGCL only permitted exculpatory protections for directors. In addition, Delaware courts have experienced an increase in litigation in which plaintiffs attempted to exploit the absence of protection for officers to prolong litigation and extract settlements from defendant corporations.
In light of this update in the DGCL, we are proposing to amend our Amended and Restated Certificate of Incorporation to provide for the exculpation of certain of our officers from liability in specific circumstances, as permitted by the DGCL. The amended DGCL permits officer exculpation only for direct claims (and not for, e.g., derivative claims made by stockholders on behalf of the corporation) and does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Our proposed amendment would permit exculpation of certain officers only to the extent permitted under the DGCL. Our proposed amendment would also provide that if the DGCL is later amended to authorize the further elimination or limitation of the liability of an officer, then the liability of our officers will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Corporate Governance Review
Our Nominating and Governance Committee and our board of directors considered the benefits and the consequences of this proposal, including:
•
The proposal remedies historical inconsistencies. We believe that amending our Amended and Restated Certificate of Incorporation to provide for officer exculpation remedies the historically inconsistent treatment of officers and directors under the DGCL, to the fullest extent permitted by the DGCL.

•
The proposal is a balanced approach. We also believe that eliminating personal monetary liability for officers under certain circumstances is reasonable and appropriate and will strike a balance between stockholders’ interest in accountability and their interest in our Company being able to attract and retain quality officers to work on its behalf. Delaware corporations that fail to adopt officer exculpation provisions may experience a disproportionate amount of nuisance litigation and disproportionately increased costs in the form of increased director and officer liability insurance premiums, as well as diversion of management attention from the business of the corporation.

•
The proposal is necessary to assist in recruiting talented officers. A number of companies have already adopted similar exculpation provisions, and our board of directors anticipates that similar exculpation provisions are likely to be adopted by our peers and others

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with whom we compete for executive talent. If we fail to adopt the officer exculpatory protections now offered under Delaware law, prospective or current candidates may be deterred from serving as officers due to concerns with potential exposure to personal liability. This could negatively impact our ability to compete with other companies in recruiting and retaining qualified officer candidates.
•
The proposal protects our future interests. We are not proposing this amendment in anticipation of any specific litigation confronting the Company or its officers, but are rather making such proposal on a prospective basis to help mitigate potential future harm to the Company and its stockholders.

Taking into account the scope of claims for which an officer’s liability would be exculpated under the law, and the aforementioned benefits our board of directors believes would accrue to our Company and our stockholders, the Nominating and Governance Committee, as a result of the ongoing review of our corporate governance policies, has recommended that our board of directors approve the amendment of our Amended and Restated Certificate of Incorporation to permit officer exculpation in certain circumstances.
Based on this recommendation and the review and consideration undertaken by our board of directors, our board of directors has unanimously determined and declared that such an amendment is reasonable, advisable and does not unduly impact stockholder rights and, therefore, it is in the best interests of our Company and our stockholders to amend our Amended and Restated Certificate of Incorporation to provide such exculpation to the extent permitted by the DGCL and, in accordance with the DGCL, hereby seeks approval of the amendment of our Amended and Restated Certificate of Incorporation as described herein. However, even if the amendment is approved by our stockholders, our board of directors may, at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Delaware Secretary of State, abandon the filing of such amendment without further action by our stockholders.
The proposed Certificate of Amendment to the Amended and Restated Certificate of Incorporation reflecting the foregoing amendment is attached as Appendix A to this proxy statement and is incorporated herein by reference.
Proposed Resolution
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the 2025 Annual Meeting (new language is underlined and italicized for effect):
“RESOLVED, that the Company’s stockholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to amend and restate Article VIII, Section 8.1 thereof in its entirety, to read as follows:
‘8.1 Limitation of Personal Liability. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.’”

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Vote Required
The approval of the amendment of our Amended and Restated Certificate of Incorporation to permit the exculpation of officers requires the affirmative vote of a majority of the voting power of the outstanding shares of our capital stock entitled to vote on the proposal. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal.
If this Proposal 4 is not approved by the requisite vote of our stockholders, then the Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware and our Amended and Restated Certificate of Incorporation will remain as is.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PERMIT THE EXCULPATION OF CERTAIN OFFICERS.

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REPORT OF THE AUDIT AND RISK COMMITTEE
Our Audit and Risk Committee is a committee of our board of directors comprised solely of independent directors as required by the Nasdaq Listing Rules and rules of the SEC. Our Audit and Risk Committee operates under a written charter approved by our board of directors, which is available on our website at http://investor.qualys.com. The composition of the committee, the attributes of its members and the responsibilities of the committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The committee reviews and assesses the adequacy of its charter and the committee’s performance on an annual basis.
With respect to the financial reporting process of the Company, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. Grant Thornton LLP (“Grant Thornton”) is responsible for auditing the Company’s financial statements. It is the responsibility of our Audit and Risk Committee to oversee these activities. It is not the responsibility of the committee to prepare or certify our financial statements or guarantee the audits or reports of Grant Thornton. These are the fundamental responsibilities of management and Grant Thornton. In the performance of its oversight function, our Audit and Risk Committee has:
•	reviewed and discussed the audited financial statements with management and Grant Thornton;
•	discussed with Grant Thornton the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and
•
received the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding the independent accountant’s communications with our Audit and Risk Committee concerning independence, and has discussed with Grant Thornton its independence.

Based on its review and discussions with management and Grant Thornton, our Audit and Risk Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC.
Respectfully submitted by the members of the Audit and Risk Committee of the board of directors:
Thomas P. Berquist (Chair)
Wendy M. Pfeiffer
John A. Zangardi

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)
Our commitment to solid governance, environmental stewardship, and social responsibility is essential to our business strategy and the creation of long-term value for our stakeholders. We believe these commitments to our people, stockholders, communities, and environment further build the trust and support of our customers, partners, employees, and stockholders, enabling us to grow our business profitably and meet the diverse needs of our constituents. Our approach to ESG management and disclosure is further informed by the SASB accounting standards (related to the Software and Information Technology Services industry) and the United Nations Sustainable Development Goals (SDGs) relevant to our business activities. We recognize that ESG risks are an important component of overall enterprise risk and we therefore identify and manage such risks accordingly. As such, we have developed our ESG Pillars of focus based on the risks and opportunities we believe are most impactful to our business over multiple time horizons. These pillars are summarized in the table below.
Qualys’ ESG Pillars

Governance and Responsible Business Practices	Empowering Our Business and Customers	Supporting Our Team and Community	Sustainable Business Operations

We are committed to sound corporate governance and ethical business practices that build value and trust with all stakeholders.	Our goal is to delight our customers through innovative solutions that assist in reducing cyber risk.
We believe every employee makes a difference, and we strive to empower employees in their roles and support their career growth.

We continuously work to strengthen our communities through volunteer efforts and charitable giving.
We are committed to reducing the environmental impact of our operations and to providing more environmentally friendly solutions for our customers through our cloud-based platform.

Governance of ESG
Our board of directors believes that oversight of ESG issues is a key responsibility of the entire board. Each of our board committees works closely with management to oversee ESG across our business operations in the areas aligned with their respective responsibilities. Our Nominating and Governance Committee oversees our ESG activities, programs, and public disclosures. Our Audit and Risk Committee has oversight responsibility of policies on risk assessment and risk management, including security, data privacy, reliability, business continuity and capacity matters. Our Compensation and Talent Committee oversees a range of human capital management practices, including matters relating to talent acquisition, compensation, benefits, training, and development, as well as employee inclusion.

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ESG Governance Structure

Governance and Responsible Business Practices
We are committed to maintaining a strong corporate governance program that complies with regulations, reflects best practices, and continues to evolve as new expectations and opportunities emerge. Notable highlights include:
•
Our board of directors acts in the best interest of our company and our stockholders, and meets or exceeds evolving regulatory, stockholder, business, and other requirements. Our board established our Corporate Governance Guidelines that together with board committee charters and our certificate of incorporation and bylaws, constitute the primary structure for governance of our company.

•
Our Code of Business Conduct and Ethics applies to all directors, officers, employees of Qualys and our subsidiaries. Agents and contractors of Qualys are also expected to read, understand and abide by this code.

•
In terms of responsible sourcing, we are committed to ensuring that no modern slavery or human trafficking is associated with our supply chains or with any part of our business. As part of our efforts, we participate in the following activities: (1) review procurement documentation to ensure it includes a requirement, as necessary, for our suppliers to confirm that they are not involved in modern slavery or human trafficking; (2) work to ensure that new suppliers declare that they are not involved in modern slavery or human trafficking; and (3) review our policies and training efforts to account for the requirements of the Modern Slavery Act of 2015.

•
The Company annually conducts a reasonable country of origin inquiry and additional due diligence designed to conform with the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the related supplements on gold, tin, tantalum and tungsten (the “Framework”), in order to determine whether any “Conflict Minerals” contained in the Company’s products originated from the Democratic Republic of Congo, the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia or Angola (collectively, the “Covered Countries”), in an effort to ensure that Conflict Minerals are not included in the Company’s products. We also work to prohibit our suppliers from profiting from the sale of “Conflict Minerals” that funds conflict in the “Covered Countries”, and we require that our suppliers source these minerals from socially responsible suppliers.

Please see our Modern Slavery Act Statement, latest Form SD, Form 10-K, and ESG report for more information on these policies and related programs on our website at www.qualys.com.

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Empowering Our Business and Customers
Cybersecurity and compliance constitute key parts of our business. Our customers look to Qualys to enable protection of their systems and applications from ever-evolving cyberattacks and to maintain compliance with related cybersecurity policies and regulations. We continually work to enhance the capabilities of our cybersecurity offerings. We hold ourselves to the highest standards regarding data security policies and customer privacy programs. Trust is the foundation of our business, and we take the responsibility to protect our customers’ data and privacy very seriously.
Oversight of cybersecurity and customer data privacy at Qualys begins with our Board and the direct supervision of the Audit and Risk Committee. Our Chief Information Security Officer (“CISO”) has management oversight of IT, platform, physical infrastructure, and product security, and other department leaders regularly update the Board on cybersecurity and customer privacy.
Consistent with our Board’s and Management’s cybersecurity and customer data privacy oversight, we have established an Information Security Management System (“ISMS”) comprised of policies, procedures, and processes for assessing, identifying, and managing material risks from cybersecurity threats, and have integrated these processes into our overall enterprise risk management systems and processes. Our ISMS is aligned to generally accepted security standards and is certified by third-party auditors according to ISO/IEC 27001 standards. We routinely assess cybersecurity risks for materiality, including assessing any potential unauthorized occurrence on or conducted through our information systems that may result in adverse effects on the confidentiality, integrity, or availability of our information systems or any information residing therein.
We routinely conduct risk assessments to identify cybersecurity threats and weaknesses, as well as risk assessments of events that could potentially materially change our business practices and affect our information systems that could be impacted by cybersecurity threats and vulnerabilities. These risk assessments include the identification of reasonably foreseeable internal and external risks, the likelihood and potential damage that could result from such risks, and the sufficiency of existing policies, procedures, systems, and safeguards in place to manage such risks.
Following these risk assessments, we re-design, implement, and maintain reasonable safeguards to minimize identified risks; reasonably address any identified gaps in existing safeguards; and regularly monitor the effectiveness of our safeguards. We devote significant resources and designate high-level personnel, including our CISO who reports to our Chief Executive Officer, to manage the risk assessment and mitigation process.
As part of our overall risk management system, we monitor and test our safeguards and train our employees on these safeguards, in collaboration with human resources, IT, and management. Personnel at all levels and departments are made aware of our cybersecurity policies through periodic trainings.
We have established a Computer Security Incident Response Team (“CSIRT”) that identifies security incidents, characterizes the nature and severity of incidents, and provides diagnostic and corrective actions when appropriate. The CSIRT is responsible for identifying, managing, and responding to security incidents against Qualys’ infrastructure and corporate IT systems. The security measures the CSIRT employs are consistent with relevant requirements of the National Institute of Standards and Technology (“NIST”), Federal Risk and Authorization Management Program (“FedRAMP”), International Organization for Standardization (“ISO”), and Federal Information Security Management Act (“FISMA”). We have also adopted certain guidelines from NIST and the United States Computer Emergency Readiness Team.

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Our Incident Response Program and Plan describes the major phases of an incident management lifecycle which includes the preparation, detection and analysis, containment, eradication and recovery, and post-incident activity. Qualys’ 24x7 Cybersecurity Fusion Center and CSIRT conduct Incident Response Plan testing and training on a periodic basis through tabletop exercises or simulated attack scenarios. This testing appraises our readiness to respond to such scenarios and tests the completeness and accuracy of the incident response plan. The Cybersecurity Fusion Center and CSIRT teams drive these exercises to participants via various cyber security incident scenarios in the form of multiple injects. Exercise participants primarily consist of members from various Qualys departments such as security operations, IT operations, network operations, and other departments depending on the selected scenario.
We have also established a Product Security Incident Response Team (“PSIRT”) that identifies, assesses, and responds to security incidents, risks, and vulnerabilities associated with Qualys’ commercial products. The Qualys PSIRT investigates vulnerabilities and incidents across the entire Qualys product portfolio. PSIRT coordinates product impact assessments and fixes based on industry standards such as the Common Vulnerabilities and Exposure (“CVE”) and Common Vulnerability Scoring System (“CVSS”). PSIRT operates in alignment with relevant requirements and industry standards and coordinates its activities with the CSIRT.
We routinely evaluate the risks posed by third-party providers and engage with those whom fail to comply with our relevant contract requirements, or when we feel further action is needed to keep our risk levels within approved tolerance levels.
We engage assessors, consultants, auditors, and other third parties in order to obtain external validation for effectiveness and adequacy of our security posture in compliance with regulatory requirements. These service providers attest to our organization-wide design and implementation of cybersecurity policies and procedures, and annually monitor such policies and procedures from a safety perspective.
Please see our 2024 annual report on Form 10-K, and our ESG report for more information on these policies and related programs on our website at www.qualys.com.
Supporting Our Team and Community
We are committed to fostering a culture of diversity, equity, and inclusion, and we promote and practice diversity and inclusion. We seek to continue to improve our hiring, development, advancement, and retention of diverse talent and to foster an inclusive workplace. In addition to having more than 50% of the executive team from underrepresented communities, we are also continuing to improve diversity among our growing workforce, with over half of our US-based employees from underrepresented communities.
Qualys searches the globe for top talent in an effort to recruit and hire diverse individuals with a variety of skills, experiences, and backgrounds.
Employee Engagement, Training, and Development. We require our employees and managers to participate in myriad training programs directed at maintaining a harassment-free, diverse, and secure workplace. With our diverse employee population, we uphold the rights to work in an environment that promotes equal opportunity and prohibits discriminatory practices against race, color, national origin, ancestry, medical condition, religious creed (including religious dress and grooming practices), marital

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status, registered domestic partner status, sex, sexual orientation, gender identity and expression, genetic characteristics and information, age, veteran status, or any other protected characteristic. Creating a respectful workplace and preventing harassment to our employees remain our on-going commitment.
Investing in employees is critical to our success. Qualys employees participate in an onboarding program to integrate new hires into role-specific functions and company culture. Qualys offers managers and employees various training courses as needed. To support career growth inside and outside Qualys, we offer free self-paced and instructor-led certified training on core Qualys topics, giving employees an opportunity to achieve certifications and job-related courses. In 2024, we made a strategic investment in LinkedIn Learning to provide all employees and managers with a plethora of courses tailored to enhance their skills, broaden their knowledge, fuel their career ambitions, and reach their full potential.
To allow for open dialogue between employees and managers, we conduct formal employee reviews each year. Corrective action plans are developed for employees who may be struggling to meet their job responsibilities. Employee performance is considered during compensation reviews. In addition to formal reviews, our Human Resources team regularly meets with managers to check in with teams and conducts exit interviews globally.
Benefits and Compensation. We understand that providing competitive compensation and benefits plays a critical role in attracting and retaining the best available personnel. That is why we offer robust compensation and benefits to our employees, including competitive base salaries, variable pay and equity awards, and generous benefits packages. To support the health and wellness of our workforce, Qualys offers premium health coverage with minimal out-of-pocket contributions for our employees. Qualys aims to maintain a healthy work-life balance and provide resources to support our employees’ mental and physical well-being. Our global employees and their families have access to the Employee Assistance Program (EAP) at no charge, offering counseling sessions on many topics, including mental health, substance abuse, grief and loss, financial or workplace issues, and more.
Qualys maintains a Compensation and Talent Committee of the Board of Directors to oversee the company’s compensation policies, plans and benefits programs, and overall compensation philosophy. The Committee approves CEO and executive officers’ compensation plans, and reviews, approves, and administers various employee benefit plans, among other duties. As part of its ongoing review of the performance criteria and compensation of designated key executives, the Compensation and Talent Committee also meets annually with the CEO, the Company’s chief human resources executive, and any other corporate officers as it deems appropriate.
Community Engagement. We value the communities that support our operations and have several company and employee-led initiatives to support the communities in which we operate. As part of our strategic efforts to build a more educated and diverse workforce and support the management of climate risk, our community initiatives In 2024, our efforts were centered on advancing education, technology, local communities, and environmental initiatives. For example, we provided scholarships for women in Science, Technology, Engineering, and Mathematics (STEM), partnered with nonprofit organizations to provide back-to-school backpacks to underserved youth in our community, and donated to food drives and holiday fundraisers to support local families in need, among other initiatives. Our employees participated in environmental initiatives such as World Environment Day that encourage awareness and action for the protection of the environment, in addition to taking part in local clean-up activities across the world.

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Our company culture is one of generosity and empathy, and we are proud of our employees who volunteer their time and resources to make a difference in the communities we serve. We believe that by giving back, we are not only making a positive impact on the world but also creating a better place for our employees, customers, and partners to live and work.
Please see our 2024 annual report on Form 10-K, and our ESG report for more information on these policies and related programs on our website at www.qualys.com.
Sustainable Business Operations
Qualys products, delivered via our multi-tenant cloud platform, enable improved environmental sustainability for our customers. In particular, our cloud-based solutions minimize the number of physical servers our customers have to deploy within their own environments, reducing energy consumption on their end. Qualys Cloud Apps, delivering rich content and dashboards visible on any device, also reduce paper and printing costs for our customers.
Our environmental, health and safety systems, processes and tools in place across our footprint enable Qualys to meet or exceed governmental and industry requirements. We strive to consistently improve how we operate our platforms in energy-efficient networks and data centers as well as pursue sustainability initiatives that reduce energy, waste and materials consumption. We have 14 multi-tenant platforms across the world, six of which are in collocated facilities. The others are hosted in public cloud environments. Though data centers are inherently energy-intensive, utilizing collocated facilities allows us to leverage economies of scale for power and cooling. In addition, most of our third-party providers continue to advance their own sustainability programs to reduce their environmental impact.
Please see our 2024 annual report on Form 10-K, and our ESG report for more information on these policies and related programs on our website at www.qualys.com.
No Incorporation by Reference
This proxy statement includes several website addresses or references to additional company reports or resources found on our corporate website. These website addresses are intended to provide inactive, textual references only. The information on these websites, including the information contained in those reports or resources, is not part of this proxy statement and is not incorporated by reference in this proxy statement.

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EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of April [  ], 2025. Officers are elected by our board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Sumedh S. Thakar	49	Director, President and Chief Executive Officer
Joo Mi Kim	44	Chief Financial Officer
Bruce K. Posey	73	Chief Legal Officer and Corporate Secretary

Sumedh S. Thakar is also a director of Qualys. Please see the section titled “Board of Directors and Corporate Governance” for his biography.
Joo Mi Kim has served as our Chief Financial Officer since June 2020. Ms. Kim rejoined us from Impact, a partnership automation technology company, where she served as Chief Financial Officer from September 2019 to June 2020. Ms. Kim previously served as Chief Financial Officer of Aera Technology, an enterprise cognitive technology company, from June 2018 to July 2019, and as Vice President, FP&A, Investor Relations and Operations at Qualys from June 2016 to June 2018. From July 2015 to June 2016, Ms. Kim was Senior Director of Finance at Zynga, a social gaming company. From 2014 to 2015, she was Director of Finance at Anaplan, a planning and performance management platform provider, and from 2012 to 2014, she was Vice President, Finance and Corporate Operations at mLab. Earlier in her career, Ms. Kim was an associate at Foros, an investment bank, from 2009 to 2012, and at J.P. Morgan from 2008 to 2009. Ms. Kim began her career as an economic consultant at Ernst & Young from 2003 to 2006. Ms. Kim holds a Bachelor of Arts degree in Economics from the University of Chicago and Master of Business Administration degree from the Wharton School of the University of Pennsylvania.
Bruce K. Posey has served as our Chief Legal Officer since October 2021 and our Corporate Secretary since June 2012. Mr. Posey was previously our Vice President and General Counsel from May 2012 to October 2021. From December 2011 to May 2012, Mr. Posey served as Senior Vice President, General Counsel and Corporate Secretary of IntelePeer, Inc. From January 2009 to December 2011, Mr. Posey served as Senior Vice President, General Counsel and Corporate Secretary at Openwave Systems, Inc. From July 2002 to January 2009, Mr. Posey served as Senior Vice President, General Counsel and Corporate Secretary at iPass. Mr. Posey holds a Bachelor of Science degree from the University of Oregon and a Juris Doctor degree from the University of Michigan Law School.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program. The following individuals are collectively referred to in this Compensation Discussion and Analysis and the accompanying compensation tables as the “named executive officers” (“NEOs”):

Name	Position
Sumedh S. Thakar	Director, President and Chief Executive Officer (“CEO”)
Joo Mi Kim	Chief Financial Officer
Bruce K. Posey	Chief Legal Officer and Corporate Secretary
Overview
Business Highlights
We are a leading provider of disruptive cloud-based Information Technology (“IT”), security, and compliance solutions enabling organizations to identify security risks to their IT infrastructures, help protect their IT systems and applications from ever-evolving cyber-attacks and achieve compliance with internal policies and external regulations. Our natively integrated cloud solutions address the growing IT, security and compliance complexities and risks that are amplified by the dissolving boundaries between internal and external IT infrastructures and web environments, the rapid adoption of cloud computing, containers and serverless IT models, and the proliferation of geographically dispersed IT assets.
IT infrastructures are more complex and globally-distributed today than ever before, as organizations of all sizes increasingly rely upon a myriad of interconnected information systems and related IT assets, such as servers, databases, web applications, routers, switches, desktops, laptops, other physical and virtual infrastructure, and numerous external networks and cloud services. The predominant approach to IT security has been to implement multiple disparate security products that can be costly and difficult to deploy, integrate and manage and may not adequately protect organizations. As a result, we believe there is a large and growing opportunity for comprehensive cloud-based IT, security and compliance solutions delivered in a single platform.
We intend to leverage our innovation, extensive expertise and position as a trusted provider of cloud-based IT, security and compliance solutions to continue to grow our revenues and maintain strong profitability. In 2024,
•	Revenues increased by 10% to $607.6 million, as compared to $554.5 million in 2023;
•	Net income increased by 15% to $173.7 million, which represents 29% of our 2024 revenues, as compared to $151.6 million in 2023, which represents 27% of our 2023 revenues;
•
Adjusted EBITDA* (a non-GAAP financial measure) increased by 9% to $282.8 million, which represents 47% of our 2024 revenues, as compared to $259.1 million in 2023, which represents 47% of our 2023 revenues; and

•	Earnings Per Share (“EPS”) increased by 15% to $4.65, as compared to $4.03 in 2023. Non-GAAP EPS* increased by 16% to $6.13, as compared to $5.27 in 2023.

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* Appendix B contains a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Executive Compensation Highlights
Consistent with our “pay-for-performance” philosophy, our non-equity incentive plan pays cash compensation based on achievement of bookings, revenue growth and non-GAAP EPS. The Compensation and Talent Committee selected these three metrics, which measure sales growth and profitability, as the corporate performance metrics that best support our annual operating plan and represent drivers of stockholder value creation. In 2024, the non-equity incentive plan paid out at approximately 81% of target.
As for equity incentive plan, we grant annually a mix of time-based RSUs and PRSUs, whereby RSUs are set to vest over four years subject to continued service and PRSUs are set to vest annually over three years subject to achievement of respective year’s annual performance targets: revenue growth and adjusted EBITDA margin. The Compensation and Talent Committee selected these metrics as the best drivers of our long-term value creation. In 2024, PRSUs earned based on 2024 calendar year performance was approximately 103% of target. Following the timing change to our equity award goal setting process described further below, each of the three PRSU tranches using a 2024 performance period (in connection with equity awards we approved in 2021, 2022, and 2023) were considered granted in 2024 and are included in this year’s Summary Compensation Table.
Historically, our board of directors or the Compensation and Talent Committee approved our annual performance goals that would be used for the PRSU component of the equity award for the next year, in the fourth quarter of the preceding year. During 2023, our board of directors continued this practice of approving the target value of PRSUs for 2024 in October 2023, but decided to move the approval of the performance goals to be used for the PRSU component to February 2024. This change was made so that our board of directors and the Compensation and Talent Committee has the benefit of a complete view of year end results and a more refined forecast when approving our performance goals, which improves their ability to set appropriately calibrated goals.

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As a result of this change, certain tranches of PRSUs will be considered granted in the first quarter of the corresponding performance year, while our annual RSU awards will continue to be considered granted in the year of approval (generally, October of each year). The result of this change in 2024 is that there were three tranches of PRSUs considered granted to NEOs in 2024 for purposes of ASC Topic 718. This is illustrated in the chart below, where each row represents the annual grant approved by our Compensation and Talent Committee, and each column represents the year the grant is reported in the Summary Compensation Table. As a result, the Year 1, Year 2 and Year 3 tranches for PRSU awards for which the target number of PRSUs were approved in October 2024, 2023 and 2022, respectively, are considered granted in January 2025 for purposes of ASC Topic 718 and will be reported in the Summary Compensation Table in next year’s proxy statement.

To ensure transparency and clarity to our shareholders, we are providing a supplemental Compensation Table in the CD&A (see page 50), as well as providing the detail in the footnotes of the Summary Compensation Table (see the footnotes of page 56).
This change is discussed in more detail in the section entitled “Equity Compensation” of the Executive Compensation Program Components, and in the section entitled “2024 Summary Compensation Table”.

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Philosophy and Objectives
Our compensation philosophy is to provide programs that attract and retain the best available personnel for positions of substantial responsibility, provide incentives for such persons to perform to the best of their abilities, and promote the success of our business.
Good Pay and Governance Practices
We maintain the following good executive pay and corporate governance policies and practices:

What we do ✔
✔	We balance near- and long-term strategic objectives by providing a mix of cash and equity incentives
✔	We cap non-equity incentive awards at 125% of target for all of our named executive officers, subject to achievement of challenging performance metrics
✔
A substantial portion of our named executive officers’ equity awards is performance-based equity with vesting and release of the PRSU awards capped at 100% of target performance for each of the first two years of the performance period. Cumulative achievement over 100% is vested and released along with the achievement for the third performance period, subject to the continued service by the named executive officer through the date that performance is certified

✔	We audit our incentive plan processes, results, and payments on a regular basis
✔	We hold an annual stockholder advisory vote to approve our named executive officers’ compensation and we engage with stockholders and respond to their feedback on our executive compensation program
✔	We adopted stock ownership guidelines for our non-employee directors and executive officers
✔
We maintain clawback and compensation recovery policies for our former and current executive officers that comply with Exchange Act Rule 10D-1 and the applicable Nasdaq Listing Rules and also provide the ability to clawback an executive officer’s performance-based compensation in the event of misconduct related to a financial restatement

✔	We prohibit hedging and pledging of our common stock by all directors, officers, employees and agents (such as consultants and independent contractors) of the Company as well as related parties
✔	Our Compensation and Talent Committee is made up solely of independent directors and makes all executive compensation decisions
✔	We review our Compensation and Talent Committee charter on a regular basis

What we are not doing X
x	We do not offer tax “gross-ups” to any of our named executive officers
x	We do not pay dividends on unvested equity awards
x	We do not offer special executive retirement plans to our named executive officers or other executives
x	We do not guarantee salary increases for our named executive officers
x	We have a policy to not make severance payments to named executive officers who voluntarily terminate their employment

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Overview of Stockholder Engagement Process

Engagement Prior to Annual Meeting	Annual Meeting
➢ Publish annual report and proxy statement, highlighting recent Board and Company activities ➢ Seek feedback on matters for stockholder consideration
➢
Provide environment for direct engagement among Board members, senior management, and stockholders
➢
Opportunity for stockholders to ask questions about the Company
➢
Determine voting results for Company and stockholder proposals

Off-Season Engagement and Evaluation of Best Practices	Post Annual Meeting

➢
Engage with stockholders and other stakeholders to better understand their viewpoints and inform discussions in the boardroom
➢
Evaluate potential changes to environmental, social, governance and executive compensation practices in light of stockholder feedback and review of practices

➢
Discuss vote outcomes in light of existing practices, as well as feedback received from stockholders during the proxy season
➢
Review corporate governance trends, recent regulatory developments and the Company’s own corporate governance documents, policies and procedures
➢
Determine topics for discussion during off-season stockholder engagement

Stockholder Engagement and Advisory Vote on Named Executive Officer Compensation
Our Compensation and Talent Committee considers the results of the annual stockholder advisory vote on the compensation of our named executive officers (“Say on Pay”) and stockholder feedback on our executive compensation program as part of its annual executive compensation review. In 2024, our “Say on Pay” proposal received nearly 93% support (excluding abstentions and broker non-votes) and we continued to reach out to our stockholders to discuss our compensation programs. Based on this strong stockholder support and the positive feedback we received during our stockholder outreach, our Compensation and Talent Committee determined to maintain the parameters of our existing executive compensation program and policies. We will continue to incorporate stockholder feedback into our compensation structure in future years as applicable.
In addition to our ongoing dialogue with our stockholders on our strategy and value proposition, we reached out to 38 of our top stockholders in early 2025 to discuss our executive compensation program and other ESG initiatives. These top 38 stockholders held approximately 72% of our outstanding stock as of December 31, 2024. Eight stockholders, representing approximately 35% of our outstanding stock as of December 31, 2024, accepted our invitation for engagement.

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Our outreach included 38 of our top stockholders who held 72% of our outstanding stock as of December 31, 2024
% Qualys Stock Ownership

Compensation-Setting Process
Role of the Compensation and Talent Committee
Our Compensation and Talent Committee oversees our overall compensation philosophy, compensation plans, and benefits programs. Our Compensation and Talent Committee is responsible for reviewing, approving, and administering our annual and long-term incentive compensation plans and our employee benefit plans and for administering our equity incentive plans.
To this end, our Compensation and Talent Committee establishes the performance objectives and certifies the performance achievement under our annual and long-term incentive compensation plans and approves the grant of equity awards under our equity incentive plans. Our Compensation and Talent Committee also reviews on a periodic basis the operations of our executive compensation program to determine whether they are properly coordinated and achieving their intended purposes. If our Compensation and Talent Committee determines that any aspect of our executive compensation program yields payments and benefits that are not reasonably related to executive and corporate performance, the committee may take steps to modify the program.
Role of Compensation Consultants
Our Compensation and Talent Committee has authority to engage independent outside consultants and obtain input from our management team, other employees, and external advisers. In 2024, our Compensation and Talent Committee engaged Compensia, Inc., a national compensation consulting firm to assist us with respect to the compensation of our executive team, including our named executive officers.
Compensia provided a report on regulatory developments, proxy advisory policy changes, and trends in short-term and long-term incentive compensation program design. Compensia further provided data on the compensation provided to executives in our compensation peer group (as described below) and the competitive market in general. This data was considered by our Compensation and Talent Committee in setting executive compensation in 2024. This process involved Compensia analyzing, reviewing and providing guidance to our Compensation and Talent Committee regarding (i) the compensation peer group and (ii) various elements of our executive compensation program based on a comparison of the base salary, target total cash compensation (i.e., base salary plus target non-equity incentive plan compensation), annual long-term incentive values, and target total direct compensation (i.e., target total cash compensation plus equity awards) we provide to our named

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executive officers against that provided by our compensation peer group to similarly situated executives. Compensia also provided data on market practices relating to stock ownership guidelines for executives and non-employee directors and data on our compensation peer group’s non-employee director compensation, short-term and long-term incentive compensation program design, and equity utilization, as well as reports on executive compensation trends and regulatory developments.
In 2024, Compensia did not provide any services to us or receive any payments from us, except in its capacity as a consultant to our Compensation and Talent Committee. Based on the consideration of the various factors as set forth in the rules of the SEC and the Nasdaq Stock Market, our Compensation and Talent Committee believes that its relationship with Compensia and its work on behalf of the committee has not raised any conflicts of interest.
Role of Management
During 2024, Mr. Thakar, Ms. Kim, Mr. Posey, and Ms. Rima Touma Bruno, our Chief Human Resources Officer, typically attended our Compensation and Talent Committee’s meetings. Our Compensation and Talent Committee may invite to its meetings any other person that it deems appropriate. No named executive officer attends the portions of a meeting during which decisions regarding his or her compensation are made, and the Compensation and Talent Committee regularly meets in executive sessions without any members of management present.
Peer Companies
On an annual basis, our Compensation and Talent Committee approves a list of peer companies for the committee to use in conducting a competitive market analysis of executive officer compensation. To represent the market in which we compete for talent, we consider four primary company selection characteristics in determining the peer group each year:
1.	Size: Similarly-sized publicly-traded companies in terms of annual revenues and market capitalization.
2.	Industry: Application Software or Systems Software GICS sub-industry.
3.	Growth: Companies with strong revenue growth and high market capitalization to revenue ratios.
4.	Location: Companies headquartered in Northern California.

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In April 2024, with the assistance of Compensia, our Compensation and Talent Committee reviewed our compensation peer group based on our peer group selection criteria. This resulted in adding two new companies (Fastly, Inc. and Gen Digital, Inc.) to the peer group and removing two companies from the peer group (New Relic, Inc. and Splunk, Inc., each of which are no longer publicly-traded). The following is a list of the public companies that our Compensation and Talent Committee used to set cash and equity compensation beginning in 2024:

Compensation Peer Group
Altair Engineering Inc.	Five9, Inc.	Paycor HCM, Inc.
AppFolio, Inc.	Gen Digital, Inc.	Rapid7, Inc.
BlackLine, Inc.	Guidewire Software, Inc.	SecureWorks Corp.
Confluent, Inc.	HashiCorp, Inc.	SentinelOne, Inc.
CrowdStrike Holdings, Inc.	HubSpot, Inc.	Tenable Holdings, Inc.
Elastic N.V.	PagerDuty, Inc.	Varonis Systems, Inc.
Fastly, Inc.	Palo Alto Networks, Inc.

Use of Peer Data
Our Compensation and Talent Committee uses the compensation peer group and market data provided by Compensia (including custom cuts of survey data from Radford) to obtain a general understanding of compensation practices within our compensation peer group and the competitive market in general. In setting the various elements of compensation for the named executive officers, our Compensation and Talent Committee reviewed base salary, target total cash compensation (i.e., base salary plus target non-equity incentive plan compensation), annual long-term incentive values, and target total direct compensation (i.e., target total cash compensation plus equity awards). We believe that considering peer group compensation data is important because it allows us, alongside other considerations that we detail below for each pay element, to provide compensation that, as a complete package, is appropriate for each named executive officer.
Pay Mix
As shown in the charts below, a significant portion of the target total direct compensation (which consists of base salary, target bonus opportunity, the intended value of the time-based RSUs approved by our board of directors in October 2024, and the intended target value of the PRSUs approved by our board of directors in October 2024, as discussed in the “Executive Compensation Program Components” section below) for the named executive officers is performance-based compensation (50% for the CEO, Mr. Thakar, and 31% for Ms. Kim and Mr. Posey, who were the only other named executive officers for 2024). For the chart showing the target total direct compensation of Ms. Kim and Mr. Posey, each figure was separately calculated for each named executive officer, and the percentages shown in the chart represent the average of the figures for the two named executive officers.

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CEO 2024 Target Compensation Structure	Other NEOs Average 2024 Target Compensation Structure

Executive Compensation Program Components
The following sections describe each component of our executive compensation program as summarized in the table below, provide the rationale for each component, and explain how the compensation amounts and awards were determined for 2024.

Element of Compensation	Basis for Providing Element
Base Salary	To provide market competitive compensation to our named executive officers for services based on their experience and past performance

Non-Equity Incentive Plan Compensation	To motivate and reward our named executive officers for achieving annual financial and operational objectives that drive increased stockholder value

Equity Compensation	To align our named executive officers’ interests with the long-term interests of our stockholders and to promote the retention of our named executive officers

Non-Cash and Non-Equity Benefits	To provide for the safety and wellness of our named executive officers

Change in Control and Severance Payments and Benefits
To promote the retention of our named executive officers and, in the case of change in control payments and benefits, incentivize them to identify and execute economic transactions for the benefit of our stockholders

Base Salary
Base salary is the primary fixed component of our named executive officers’ compensation. We use base salary to compensate our named executive officers for services rendered during the year and to ensure that we remain competitive in attracting and retaining executive talent. A named executive officer’s base salary at hire is determined through arm’s-length negotiation. Our Compensation and

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Talent Committee typically reviews and considers adjustments to our named executive officers’ base salaries on an annual basis. When doing so, our Compensation and Talent Committee considers factors such as the named executive officer’s experience, skills, knowledge, responsibilities, and performance and the prevailing market conditions.
Our Compensation and Talent Committee reviewed our executive compensation program, including base salary for our named executive officers. The committee evaluated the peer group compensation data provided by Compensia and determined, based on its judgment, that we were providing target compensation below current market compensation. The committee approved increases to the base salaries of our named executive officers effective as of November 1, 2024. Each named executive officer’s base salary during 2024 is listed in the table below.

Named Executive Officer	Base Salary at Start of 2024	Base Salary at End of 2024
Sumedh S. Thakar	$600,000	$610,000
Joo Mi Kim	450,000	460,000
Bruce K. Posey	380,000	390,000
The total base salaries paid to our named executive officers during 2024 are set forth in the section entitled “2024 Summary Compensation Table” below.
Non-Equity Incentive Plan Compensation
2024 Corporate Bonus Plan
To motivate and reward our named executive officers to achieve our annual financial and operational objectives and our long-term strategic and growth goals, we provide cash incentive compensation to them based on meeting one or more corporate performance objectives. The objectives change from year to year as we grow and market conditions evolve and different priorities are established, but our Compensation and Talent Committee selects challenging objectives that are achievable only by strong performance.
Our named executive officers participated in our 2024 Corporate Bonus Plan, which provided them with an opportunity to receive formula-based incentive amounts on a quarterly basis. Our Compensation and Talent Committee decided this was the most appropriate measure of time to determine achievement of our short-term objectives because it aligns with the time periods for which we give external guidance.
Our Compensation and Talent Committee typically reviews and considers adjustments to our named executive officers’ target bonus opportunities on an annual basis. When doing so, our Compensation and Talent Committee considers factors such as the prevalent practices among our peer group companies, the mix of our target pay program between fixed vs. variable compensation and cash vs. equity compensation, internal equity among our executive officers, and recent company and individual performance. In October 2024, we increased the target bonus percentages for Ms. Kim and Mr. Posey, effective for the Q4 performance period and as set forth in the table below.

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The target bonus opportunity under the 2024 Corporate Bonus Plan, expressed as a percentage of each named executive officer’s base salary for that quarter as of the last day of the applicable quarter, of each named executive officer that participated in the 2024 Corporate Bonus Plan is listed in the table below.

Named Executive Officer	Target Bonus Percentage for Q1	Target Bonus Percentage for Q2	Target Bonus Percentage for Q3	Target Bonus Percentage for Q4
Sumedh S. Thakar	100%	100%	100%	100%
Joo Mi Kim	50%	50%	50%	75%
Bruce K. Posey	50%	50%	50%	60%
For 2024, the performance metrics used to determine bonuses continued to be (i) growth in our bookings for the applicable quarter over the same quarter of the prior year, (ii) growth in revenues over the same quarter in 2023 and (iii) non-GAAP earnings per diluted share, with all three metrics weighted equally. Our Compensation and Talent Committee selected these three metrics, which measure sales growth and profitability, as the corporate performance metrics that best supported our annual operating plan and represent drivers of stockholder value creation. For each of the three equally-weighted metrics, the payout percentage was capped at 125% of target.
These three metrics were calculated as follows:
•
Bookings was calculated as the sum of subscribed revenues for all new, renewal and upsell subscriptions contracted by customers and channel partners in each quarter. The subscribed revenues were based on the amount of subscription contracted if the term is one year or less and were capped at one year’s worth of subscribed revenues if the subscription term exceeds one year. The bookings growth measure is an internal measure and is a non-GAAP financial measure for which there is no directly comparable GAAP measure.

•	Revenues was determined in accordance with GAAP and set forth in our quarterly and annual financial statements.
•
Non-GAAP earnings per diluted share measure was calculated as GAAP net income adjusted for (i) stock-based compensation expense, (ii) amortization of acquired technology, (iii) non-recurring charges such as acquisition related expenses and (iv) the related income tax effects of these adjustments, divided by weighted average shares (diluted) for the applicable quarter. Appendix B contains a reconciliation of this non-GAAP financial measure to its most directly comparable GAAP measure.

For each of the three metrics, performance may be adjusted to remove the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle, asset write-downs, litigation, claims, judgments or settlements, the effect of changes in tax law or other such laws or provisions affecting reported results, accruals for reorganization and restructuring programs. These exclusions are intended so that performance can be evaluated on organic foreseeable results rather than extraordinary transactions outside the scope of the Compensation and Talent Committee’s forecasts. The Compensation and Talent Committee made no adjustments to any of these metrics in 2024.

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The target award amounts for our named executive officers in each quarter of 2024 were as follows:

2024 Corporate Bonus Plan Target Awards

Named Executive Officer	Q1 Target	Q2 Target	Q3 Target	Q4 Target	Total Target
Sumedh S. Thakar	$150,000	$150,000	$150,000	$152,500	$602,500
Joo Mi Kim	56,250	56,250	56,250	86,250	255,000
Bruce K. Posey	47,500	47,500	47,500	58,500	201,000
Each named executive officer’s bonus is paid as a percentage of his or her target bonus opportunity amount based on the weighted average of the payout percentages for each applicable measure. To be eligible for a quarterly bonus payment under our 2024 Corporate Bonus Plan, an individual must be employed as of the last working day of the quarter.
For each of the three equally-weighted metrics, the payout percentage was capped at 125% of target. In 2023 and previous years, the payout percentage overall and for each metric was capped at 100% of target. Our Compensation and Talent Committee believed that increasing the maximum payout to 125% of target for achieving the top end of the targets would be sufficiently challenging and incentivize top-end performance, and remains well within common practices among our peer group. Payout could be zero if performance is below minimum levels for all three measures.
The following table shows the level of achievement of each quarterly performance target under our 2024 Corporate Bonus Plan and the corresponding payout for each of these quarterly performance targets:

	Q1			Q2			Q3			Q4
	Target	Actual	Payout	Target	Actual	Payout	Target	Actual	Payout	Target	Actual	Payout
Bookings Growth	5.9%	*	87%	11.3%	*	—%	8.3%	*	125%	16.8%	*	41%
Revenue Growth	12.1%	11.6%	72%	10.4%	8.4%	—%	9.8%	8.4%	54%	10.4%	10.1%	95%
Non-GAAP EPS	$1.39	$1.45	125%	$1.41	$1.52	125%	$1.34	$1.56	125%	$1.34	$1.56	125%
Weighted Payout			95%			42%			101%			87%
*
With respect to actual bookings growth rate, as noted above, this is an internal measure that we do not disclose for several reasons, including our belief that disclosure would result in competitive harm to the Company. If the results were disclosed, we believe the information would provide competitors with insights into our operations and sales compensation programs that would be harmful to us.

Based on the achievement against the applicable performance metrics discussed above, the quarterly and aggregate actual amounts awarded to our named executive officers for 2024 were as follows:

2024 Corporate Bonus Plan—Actual Award Amount

Named Executive Officer	Q1 Award Amount	Q2 Award Amount	Q3 Award Amount	Q4 Award Amount	Total Amount(1)
Sumedh S. Thakar	$142,050	$62,550	$151,800	$132,523	$488,923
Joo Mi Kim	53,269	23,456	56,925	74,951	208,601
Bruce K. Posey	44,983	19,808	48,070	50,837	163,698
(1)	In 2024, the non-equity incentive plan paid out at approximately 81% of target.

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Equity Compensation
We use equity awards to incentivize and reward strong long-term corporate performance and to align the interests of our named executive officers with those of our stockholders. Continuing the practice we introduced in 2021 based on feedback from our stockholders, the equity award grants for our named executive officers that were approved in 2024 were a mix of time-based RSU and PRSUs. RSUs serve to retain our named executive officers over the long-term and align with our objective of long-term stockholder value creation. PRSUs drive long-term stockholder value creation and more strongly align our named executive officers’ interests with the interests of the Company and its stockholders. The PRSUs will provide significant value to our named executive officers only if the Company achieves specific operational goals since the PRSUs will vest only if these goals are achieved. As discussed in “Executive Compensation Highlights” above, the Compensation and Talent Committee changed the timing with respect to establishing PRSU performance goals, which impacts the amounts reported in the Summary Compensation Table for 2024.
Each year, we evaluate granting equity awards to our named executive officers to provide additional incentive to continue providing services to us. When determining the size of these equity awards, we generally do not apply a fixed formula. Instead, we aim to maximize long-term stockholder value by granting an amount of equity that properly rewards the named executive officer for his or her contribution to the growth in such value. We consider factors such as:
•	the named executive officer’s performance, contributions, responsibilities, and experience;
•	the equity held by the named executive officer (including the economic value of his or her unvested equity awards and the ability of this equity to satisfy our retention objectives);
•	a compensation analysis performed by our human resources department and/or our independent compensation consultant;
•	market data researched from our compensation peer group (as well as custom cuts of survey data from Radford) and a competitive market analysis provided by our independent compensation consultant;
•	the equity award recommendations of management (except with respect to their own equity awards); and
•	internal equity considerations.
We also periodically grant equity awards to new executive hires or in connection with a promotion and to recognize corporate and individual performance. The size of equity awards granted to our named executive officers in connection with their hire is determined through arm’s-length negotiation. We consider factors such as the named executive officer’s prospective role and responsibilities, the cash compensation the named executive officer is expected to receive, the potential incentive and retention value of the award, and the prevailing competitive market conditions.
The equity awards granted to our named executive officers in 2024 are set forth in the sections entitled “2024 Summary Compensation Table” and “Grants of Plan-Based Awards in 2024 Table” below.
Annual Equity Grants
The annual equity grants for our named executive officers that were approved in 2024 consisted of a mix of RSUs and PRSUs.

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The RSUs granted to our named executive officers vest over four years and serve to retain our named executive officers over a long-term period and align with our objective of long-term stockholder value creation. The vesting of the RSUs is subject to the applicable named executive officer’s continued service with us as of each vesting date.
As for the approved PRSUs in 2024, the target number of PRSUs were determined in 2024 and divided equally into three tranches with each covering performance periods (calendar years) 2025, 2026, and 2027. Annual performance goals are established in the first quarter of each performance year based on the Company’s annual operating plan for the applicable year. The goals for each tranche are based on the annual growth rate of the Company’s revenues and adjusted EBITDA margin for the applicable performance period. These two metrics are to be calculated as follows:
•	Revenues are determined in accordance with GAAP in effect on the date of grant, subject to adjustments to exclude the effects of acquisitions and/or dispositions during the performance period.
•
Adjusted EBITDA margin is calculated as (i) net income (loss) for the performance period before (A) other (income) expense, net, which includes interest income, interest expense and other income and expense, (B) provision for (benefit from) income taxes, (C) depreciation and amortization of property and equipment, (D) amortization of intangible assets, and (E) stock-based compensation, divided by (ii) revenues for the performance period, subject to adjustments to exclude the effects of acquisitions and/or dispositions during the performance period.

The revenue growth and adjusted EBITDA margin targets for the first tranche are based on the Company’s annual operating plan for 2025. In order to enable more calibrated goal setting, our board of directors did not set the performance goals for this tranche when target number of PRSUs was approved and instead waited to set the goals until January 2025 (after 2024 fiscal year had been completed, which provided the benefit of having a complete view of year end results). The revenue growth and adjusted EBITDA margin targets for the second and third tranches will be based on the Company’s annual operating plan for the applicable year, which is expected to be determined by our board of directors shortly after the beginning of the applicable year.
Up to 200% of the target number of PRSUs allocated to each tranche that become eligible to be earned and vest will be scheduled to vest according to the following schedule, subject to the applicable named executive officer’s continued service through the applicable vesting date:
•
For the first and second tranches, up to 100% of the target number of PRSUs allocated to the tranche will vest on the date that performance is certified for that tranche, and any remaining PRSUs that became eligible to vest (“Overperformance Amount”) will vest on the date that performance is certified for the third tranche.

•	For the third tranche, all of the PRSUs that became eligible to vest will vest on the date that performance is certified for that tranche.
In designing the performance and vesting structure of these PRSUs, our Compensation and Talent Committee sought to balance the short-term and long-term incentive and retention aspects of the PRSUs, by allowing the named executive officers to earn and vest in up to the target number of PRSUs each year but requiring continued service for approximately three years in order to vest in any Overperformance Amount.
In addition, the vesting of these RSUs and PRSUs would accelerate upon the occurrence of certain specified events, as described in the section entitled “Potential Payments Upon Termination or Change in Control” below.

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The number of shares of our common stock covered by the RSUs and PRSUs and their intended value at the time of grant are listed in the table below.

Named Executive Officer	Number of Time-Based RSUs(1)	Intended Value of Time-Based RSUs	Number of PRSUs at Target Level of Performance(1)(2)	Intended Value of PRSUs at Target Level of Performance	Number of PRSUs at Maximum Level of Performance(1)	Intended Value of PRSUs at Maximum Level of Performance
Sumedh S. Thakar	59,953	$7,500,000	59,953	$7,500,000	119,906	$15,000,000
Joo Mi Kim	33,574	$4,200,000	14,389	$1,800,000	28,778	$3,600,000
Bruce K. Posey	19,977	$2,499,000	8,562	$1,071,000	17,124	$2,142,000
(1)
For each of these equity awards, the intended value of each equity award was converted into a number of RSUs or PRSUs, as applicable, by dividing the intended value by $125.10 per share, which was the average closing price of our common stock for the 30-trading-day-period ending seven days before the grant date.

(2)
These PRSU awards are divided into three tranches with one-year performance periods covering the calendar years 2025, 2026, and 2027, respectively. One-third of the target number of PRSUs is allocated to each tranche. Each tranche will be subject to performance goals to be set shortly after the beginning of applicable performance year.

Understanding the Differences: Reported PRSU Values in the 2024 Summary Compensation Table vs. Target PRSU Values Approved by the Compensation and Talent Committee

   As discussed above, the PRSUs awarded to our named executive officers in October 2021, 2022, 2023 and 2024 vest annually over a three-year period based on the attainment of performance goals that are set and measured in each year of the three-year period. This results in differences between the reported PRSU award grant date fair value (“GDFV”) in the Summary Compensation Table and the target values of the PRSUs approved by the Compensation and Talent Committee.

   The differences between the GDFVs and the target values are due to the SEC requirement that PRSU award values disclosed in the Summary Compensation Table reflect the GDFV of the PRSU as determined under FASB ASC Topic 718, which stipulates that grant date is established when the underlying terms of the award are fixed. Because the performance goals for each tranche of the PRSU awards are set in different fiscal years, the tranches are reported separately in the proxy statements discussing those fiscal years. In addition, the total GDFV of the three tranches for FASB ASC Topic 718 purposes (as reported in the Summary Compensation Table in those proxy statements) may differ from the target value that the Compensation and Talent Committee originally approved. In years when the stock price has declined, the GDFV reported for that tranche in the Summary Compensation Table will be lower than the tranche’s target value. In years when the stock price has increased, the GDFV reported for that tranche in the Summary Compensation Table will exceed the tranche’s target value.

   To assist investors in understanding the differences between the GDFV of equity awards in the Summary Compensation Table and the annual target equity award values (inclusive of both RSUs and PRSUs) approved by the Compensation and Talent Committee, the below table shows the current compensation for 2024 (actual base salary + actual short-term incentive + GDFV of RSU awards granted during 2024 + GDFV of PRSU tranches approved in 2021, 2022 and 2023 that associated with 2024 performance period), as disclosed in the Summary Compensation Table, as well as a pro-forma of “intended” compensation for 2024 (actual base salary + actual short-term incentive + the annual intended target equity award values for 2024 and resulting total compensation for 2024). For simplicity, we have omitted “Other Compensation” from the table.

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2024 Summary Compensation Table Values					2024 “Intended” Compensation
Named Executive Officer	Salary ($) [A]	Actual Short- Term Incentive ($) [B]	Long-Term Incentive GDFV ($) [C]	Total Comp. ($) [D = A+B+C]	Target Long- Term Incentive Value ($) [E]	Total Comp. ($) [F = A+B+E]
Sumedh S. Thakar	601,667	488,923	14,549,332	15,639,922	15,000,000	16,090,590
Joo Mi Kim	451,667	208,601	6,124,256	6,784,524	6,000,000	6,660,268
Bruce K. Posey	381,667	163,698	3,655,453	4,200,818	3,570,000	4,115,365
PRSU Awards Approved in October 2021
In October 2021, our board of directors approved the grant of PRSU awards to our named executive officers. Each named executive officer’s PRSU award was divided into three tranches with one-year performance periods covering the calendar years 2022, 2023, and 2024, respectively. One-third of the target number of PRSUs was allocated to each tranche. Each tranche was and is to become eligible to vest based on the annual growth rate of the Company’s revenues and the Company’s adjusted EBITDA margin for the applicable performance period.
As a result of the Company achieving revenue growth of 10% and adjusted EBITDA margin of 47% in 2024, the following number of PRSUs were earned and vested for the third tranche of each named executive officer’s PRSUs (which represents 103% of each named executive officer’s target number of PRSUs for that tranche): (i) 13,442 for Mr. Thakar, (ii) 4,854 for Ms. Kim, and (iii) 3,048 for Mr. Posey.
PRSU Awards Approved in October 2022
In October 2022, our board of directors approved the grant of PRSU awards to our named executive officers. Each named executive officer’s PRSU award was divided into three tranches with one-year performance periods covering the calendar years 2023, 2024, and 2025, respectively. One-third of the target number of PRSUs was allocated to each tranche. Each tranche was and is to become eligible to vest based on the annual growth rate of the Company’s revenues and the Company’s adjusted EBITDA margin for the applicable performance period.
As a result of the Company achieving revenue growth of 10% and adjusted EBITDA margin of 47% in 2024, the following number of PRSUs became eligible to vest for the second tranche of each named executive officer’s PRSUs (which represents 103% of each named executive officer’s target number of PRSUs for that tranche): (i) 15,579 for Mr. Thakar, (ii) 4,027 for Ms. Kim, and (iii) 2,302 for Mr. Posey. Of these PRSUs, the following number vested immediately upon our board of directors certifying the achievement of the revenue growth and adjusted EBITDA margin goals: (i) 15,178 for Mr. Thakar, (ii) 3,923 for Ms. Kim, and (iii) 2,242 for Mr. Posey. The remaining PRSUs that became eligible to vest are scheduled to vest on the date that performance is certified for the third tranche, subject to the applicable named executive officer’s continued service with us through that date.
PRSU Awards Approved in October 2023
In October 2023, our board of directors approved the intended value of the PRSU awards to our named executive officers. Each named executive officer’s PRSU award was divided into three tranches with one-year performance periods covering the calendar years 2024, 2025, and 2026, respectively. One-third of the target number of PRSUs was allocated to each tranche. Each tranche was and is to become eligible to vest based on the annual growth rate of the Company’s revenues and the

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Company’s adjusted EBITDA margin for the applicable performance period. The first tranche of these PRSU awards were not considered granted under FASB ASC Topic 718 until the performance goals for the 2024 performance period was approved by our board of directors in February 2024.
As a result of the Company achieving revenue growth of 10% and adjusted EBITDA margin of 47% in 2024, the following number of PRSUs became eligible to vest for the first tranche of each named executive officer’s PRSUs (which represents 103% of each named executive officer’s target number of PRSUs for that tranche): (i) 15,584 for Mr. Thakar, (ii) 3,754 for Ms. Kim, and (iii) 2,239 for Mr. Posey. Of these PRSUs, the following number vested immediately upon our board of directors certifying the achievement of the revenue growth and adjusted EBITDA margin goals: (i) 15,183 for Mr. Thakar, (ii) 3,657 for Ms. Kim, and (iii) 2,181 for Mr. Posey. The remaining PRSUs that became eligible to vest are scheduled to vest on the date that performance is certified for the third tranche, subject to the applicable named executive officer’s continued service with us through that date.
Retirement and Other Benefits
Our named executive officers participate in the same retirement plan as other U.S.-based full-time employees. We maintain a tax-qualified 401(k) plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. We match 100% on the dollar up to the first 6% of eligible compensation with no vesting period, for our employees, including our named executive officers. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to qualify under Section 401(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions are deductible by us when made.
In addition, our named executive officers are entitled to participate in the same employee benefit plans, and on the same terms and conditions, as our other U.S.-based, full-time employees. These benefits include health, dental and vision insurance; medical and dependent care flexible spending accounts; short- and long-term disability insurance; life insurance; and accidental death and dismemberment insurance. We believe these benefits are generally consistent with those offered by companies with which we compete for employees.
Equity Granting Practices
We do not grant equity awards on a predetermined schedule, but typically approve equity awards either at regularly scheduled meetings of our board of directors or during an open trading window. We have not granted, nor do we intend to grant, stock options in anticipation of the release of material, nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, and, we have not taken, nor do we intend to take, material nonpublic information into account when determining the terms of stock options. Similarly, we have not timed, nor do we intend to time, the release of material, nonpublic information for the purpose of affecting the value of executive compensation or for any other purpose.
Perquisites and Other Personal Benefits
We generally do not provide perquisites or other personal benefits to our named executive officers. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual named executive officer in the performance of his or her duties or to make our named executive officers more efficient and effective and for recruitment, motivation, or retention purposes. Our Compensation and Talent Committee will approve and periodically review all future practices with respect to perquisites or other personal benefits.

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Change in Control and Severance Payments and Benefits
Ms. Kim’s employment offer letter provided for certain protections in the event of termination of her employment under specified circumstances. In addition, certain equity awards granted to our named executive officers provided for acceleration of vesting upon termination of their employment under specified circumstances.
Our board of directors previously approved (i) a severance and change in control policy for our CEO in April 2021, in connection with Mr. Thakar’s appointment as CEO, and (ii) for our other named executive officers in October 2021. The severance and change in control payments and benefits under these policies supersede any prior agreement or arrangement the named executive officers may have had with us that provided for severance and/or change in control payments or benefits (other than any existing vesting acceleration benefits upon a termination of employment due to death or disability).
We believe that these arrangements maximize stockholder value by minimizing any potential distractions caused by the possibility of an involuntary termination or a potential change in control, which allows our named executive officers to maintain their focus and dedication to their responsibilities. We believe that these arrangements also provide further retention value by encouraging our named executive officers to continue providing services to us.
For a summary of the material terms and conditions of these severance and change in control arrangements, as well as an estimate of the potential payments and benefits payable thereunder, see the section entitled “Potential Payments Upon Termination or Change in Control” below.
Compensation Policies
Hedging and Pledging Policy
We maintain an insider trading policy that prohibits directors, officers, employees and agents (such as consultants and independent contractors) of our company as well as related parties from trading in derivative securities (including hedging) with respect to our common stock, pledging company securities as collateral, or holding company securities in a margin account.
Stock Ownership Guidelines and Equity Holding Policy
We maintain stock ownership guidelines that set minimum stock ownership requirements for our non-employee directors and executive officers (including our named executive officers), in order to more closely align their interests with the long-term interests of our stockholders. Under the guidelines, each executive officer is required to own a number of shares of our common stock with a value equal to a specified multiple of his or her base salary. Only shares of the Company’s common stock (including shares beneficially owned) count towards satisfaction of the stock ownership levels. Consistent with emerging best practices, vested and exercisable stock options do not count towards satisfying the guidelines.

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Each executive officer must satisfy his or her applicable ownership level by the later of (i) February 8, 2024 or (ii) five years after becoming an executive officer. Compliance with these guidelines is measured based on the executive officer’s annual base salary and the closing market price of our common stock, in each case as of December 31 of each year (or the next trading day if December 31 is not a trading day). Unless and until an executive officer has satisfied his or her applicable level of ownership, he or she is required to retain an amount equal to 50% of the shares received as the result of the exercise, vesting or payment of any equity awards after any shares are sold or withheld, as the case may be, to (i) pay any applicable exercise price for an equity award or (ii) satisfy withholding tax obligations arising in connection with the exercise, vesting or payment of an equity award.

Named Executive Officer	Stock Ownership Requirement as a Multiple of Base Salary	In Compliance (Yes/No)
Sumedh S. Thakar	5.0	Yes
Joo Mi Kim	3.0	Yes
Bruce K. Posey	3.0	Yes
Clawback Policies
We previously adopted a clawback policy that prevents an executive officer from benefiting from cash-based incentive compensation or performance-based equity compensation that was paid based on the achievement of performance results that were subsequently restated as a result of the executive officer’s misconduct. This policy helps foster and maintain a culture that emphasizes integrity and accountability. Our clawback policy permits us to require that any of our current or former executive officers who is (or was) subject to Section 16 of the Exchange Act, repay certain cash-based incentive compensation or performance-based equity compensation to us if our Compensation and Talent Committee determines that such executive officer’s actions caused or partially caused us to materially restate all or a portion of our financial statements.
In October 2023, we adopted a new compensation recovery policy in accordance with the Exchange Act Rule 10D-1 and the applicable Nasdaq Listing Rules, which supplements our existing clawback policy. This policy provides for the non-discretionary recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement, whether or not the executive officer was at fault for the restatement, in accordance with Exchange Act Rule 10D-1 and the applicable Nasdaq Listing Standards.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Code generally limits the amount we may deduct for federal income tax purposes for compensation paid to our Chief Executive Officer, our Chief Financial Officer, and certain of our other executive officers in any taxable year to $1 million per person.
An exception to the $1 million limitation for performance-based compensation meeting certain requirements was repealed beginning in 2018 (other than with respect to certain grandfathered arrangements) under the Tax Cuts and Jobs Act (the “Act”). Under the transition relief provisions of the Act, it is possible that certain of the equity awards we granted prior to 2018 may be grandfathered and eligible to be excluded from the Section 162(m) deduction limits. Except for any equity awards that qualify for such transition relief provisions, compensation paid to any of our covered executive officers generally will not be deductible in 2024 or future years, to the extent that it exceeds $1 million.

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While our Compensation and Talent Committee is mindful of the benefit of being able to fully deduct the compensation paid to our executive officers, the committee believes that we should retain the flexibility to compensate our executive officers in a manner that can best promote our business objectives. Therefore, our Compensation and Talent Committee intends to continue to compensate our executive officers in a manner consistent with the best interests of our company and our stockholders, even if such compensation is not fully deductible.
“Parachute Payments” and Deferred Compensation
Under Sections 280G and 4999 of the Code, certain service providers, which may include our named executive officers, may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and the Company may forfeit a deduction on the amounts subject to this excise tax. Also, Section 409A of the Code imposes significant additional taxes on a service provider in the event the service provider receives “deferred compensation” that does not meet the requirements of Section 409A of the Code.
In 2024, we did not provide any of our named executive officers with a “gross-up” or other reimbursement payment for any excise tax liability that he or she might owe as a result of the application of Sections 280G or 4999 or for any additional tax that he or she might owe as a result of the application of Section 409A. We have not agreed and are not otherwise obligated to provide any named executive officer with such a “gross-up” or other reimbursement.
Accounting Considerations
Accounting standards on stock compensation requires us to measure the compensation expense for all share-based payment awards made to employees (including our named executive officers) and directors based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the tables below, even though our named executive officers and directors may never realize any value from their equity awards. The accounting standards also require us to recognize the compensation cost of share-based payment awards in our income statements over the period that the named executive officer or director is required to provide services to us in exchange for the vesting of the equity award.
Risk Considerations
Our Compensation and Talent Committee assesses risks created by the incentives inherent in our compensation policies. We have designed our executive compensation program so that our executive officers (including our named executive officers) focus on both short-term and long-term financial and operational performance. In addition, in 2024, our Compensation and Talent Committee had engaged Compensia to independently review our executive compensation program. Our Compensation and Talent Committee conducts an annual review of our executive compensation program to ensure that it continues to reward our executive officers (including our named executive officers) for creating short-term and long-term stockholder value without encouraging our executive officers to take excessive risks. Based on the results of these reviews, we do not believe that our executive compensation program creates risks that are reasonably likely to have a material adverse effect on us. The risk mitigation features include:
•	Balance among short- and long-term incentives, cash and equity, fixed and variable pay
•	Multiple performance metrics as targets
•	Caps on pay
•	Clawback policies
•	Stock ownership guidelines

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•	Holding period requirement for performance-based equity awards
•	Anti-hedging policies
•	Double-trigger change in control arrangements
Compensation and Talent Committee Report
The following Compensation and Talent Committee Report shall not be deemed to be “soliciting material” and should not be deemed “filed” and shall not be deemed to be incorporated by reference in future filings with the SEC, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
Our Compensation and Talent Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 21, 2025.
Respectfully submitted by the members of the Compensation and Talent Committee of the board of directors:
John A. Zangardi (Chair)
Thomas P. Berquist
Kristi M. Rogers
2024 Summary Compensation Table
The following table provides information regarding the compensation of our named executive officers for years 2024, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Sumedh S. Thakar Director, President and Chief Executive Officer	2024	601,667	14,549,332(3)(4)	488,923	10,350(5)	15,650,272
	2023	558,333	6,931,496(3)(6)	283,796	9,607(7)	7,783,232
	2022	550,000	10,361,307(3)(8)	467,570	13,676(9)	11,392,553
Joo Mi Kim Chief Financial Officer	2024	451,667	6,124,256(3)(10)	208,601	21,600(11)	6,806,124
	2023	416,667	3,895,400(3)(12)	106,006	18,752(13)	4,436,825
	2022	410,000	5,069,403(3)(14)	174,276	19,306(15)	5,672,985
Bruce K. Posey Chief Legal Officer and Corporate Secretary	2024	381,667	3,655,453(3)(16)	163,698	21,710(17)	4,222,528
	2023	363,333	2,323,636(3)(18)	91,818	23,182(19)	2,801,969
	2022	360,000	2,934,223(3)(20)	153,023	20,798(21)	3,468,044
(1)
RSU awards and PRSU awards are shown at their aggregate grant date fair value as determined in accordance with FASB ASC Topic 718. The fair value of each RSU award and PRSU award is measured based on the closing price of our common stock on the date of grant. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of valuation assumptions, see the stock-based compensation note to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 21, 2025.

(2)	The amounts in this column reflect cash incentives earned under our Corporate Bonus Plan for the applicable year.

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(3)
As discussed above in the “Compensation Discussion and Analysis” section, the PRSU awards granted to the named executive officers in October 2024, 2023, 2022, and 2021 are divided into three tranches with one-year performance periods. One-third of the target number of PRSUs is allocated to each tranche. Each tranche will become eligible to be earned and vest based on the annual performance goals approved by our board of directors for the applicable performance period before or shortly after the start of the performance year. Pursuant to FASB ASC Topic 718, the accounting grant date for each PRSU tranche is the date the performance goals are approved by the Compensation and Talent Committee and communicated to the employee.

(4)
This amount includes the grant date fair value of the first tranche (representing 15,183 PRSUs), second tranche (representing 15,178 PRSUs), and third tranche (representing 13,096 PRSUs) of the PRSU awards approved in October 2023, October 2022 and 2021 totaling $7,311,206 based upon the probable outcome of performance conditions for 2024 performance year (if maximum performance is achieved, the aggregate grant date fair value of such award is $14,622,412).

(5)	Reflects (a) 401(k) matching contributions by Qualys ($9,000) and (b) a premium paid by Qualys for life insurance ($1,350).
(6)
Due to the change in the timing of approval of the performance goals for the 2024 performance period discussed above in the “Compensation Discussion and Analysis” section, the performance metrics for the third tranche of the PRSU award approved to Mr. Thakar in October 2021, the second tranche of the PRSU award approved to Mr. Thakar in October 2022, and the first tranche of the PRSU award approved to Mr. Thakar in October 2023 had not been established in 2023. As a result, there was no reportable grant date fair value under FASB ASC Topic 718 for such tranches to be included in the 2023 compensation that is presented in this table. The performance metrics for these tranches were established in February 2024, and the total grant date fair value for these tranches was $7,311,206, which is included in the 2024 compensation that is presented in this table.

(7)	Reflects (a) 401(k) matching contributions by Qualys ($8,257) and (b) a premium paid by Qualys for life insurance ($1,350).
(8)
This amount includes the grant date fair value of the first tranche (representing 15,178 PRSUs) and second tranche (representing 13,096 PRSUs) of the PRSU awards granted in October 2022 and 2021 totaling $3,969,104 based upon the probable outcome of performance conditions (if maximum performance is achieved, the aggregate grant date fair value of such award is $7,938,208).

(9)	Reflects (a) 401(k) matching contributions by Qualys ($12,214) and (b) a premium paid by Qualys for life insurance ($1,462).
(10)
This amount includes the grant date fair value of the first tranche (representing 3,657 PRSUs), second tranche (representing 3,923 PRSUs), and third tranche (representing 4,729 PRSUs) of the PRSU awards approved in October 2023, October 2022 and 2021 totaling $2,070,867 based upon the probable outcome of performance conditions (if maximum performance is achieved, the aggregate grant date fair value of such award is $4,141,734).

(11)	Reflects (a) 401(k) matching contributions by Qualys ($20,700) and (b) a premium paid by Qualys for life insurance ($900).
(12)
Due to the change in the timing of approval of the performance goals for the 2024 performance period discussed above in the “Compensation Discussion and Analysis” section, the performance metrics for the third tranche of the PRSU award granted to Ms. Kim in October 2021, the second tranche of the PRSU award granted to Ms. Kim in October 2022, and the first tranche of the PRSU award granted to Ms. Kim in October 2023 had not been established in 2023. As a result, there was no reportable grant date fair value under FASB ASC Topic 718 for such tranches to be included in the 2023 compensation that is presented in this table. The performance metrics for these tranches were established in February 2024, and the total grant date fair value for these tranches was $2,070,867, which is included in the 2024 compensation that is presented in this table.

(13)	Reflects (a) 401(k) matching contributions by Qualys ($17,852) and (b) a premium paid by Qualys for life insurance ($900).

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(14)
This amount includes the grant date fair value of the first tranche (representing 3,923 PRSUs) and second tranche (representing 4,728 PRSUs) of the PRSU awards approved in October 2022 and 2021 totaling $1,214,427 based upon the probable outcome of performance conditions (if maximum performance is achieved, the aggregate grant date fair value of such award is $2,428,855).

(15)	Reflects (a) 401(k) matching contributions by Qualys ($18,331) and (b) a premium paid by Qualys for life insurance ($975).
(16)
This amount includes the grant date fair value of the first tranche (representing 2,181 PRSUs), second tranche (representing 2,242 PRSUs), and third tranche (representing 2,969 PRSUs) of the PRSU awards granted in February 2024, October 2022 and 2021 totaling $1,243,630 based upon the probable outcome of performance conditions (if maximum performance is achieved, the aggregate grant date fair value of such award is $2,487,260).

(17)	Reflects (a) 401(k) matching contributions by Qualys ($14,912) and (b) a premium paid by Qualys for life insurance ($6,798).
(18)
Due to the change in the timing of approval of the performance goals for the 2024 performance period discussed above in the “Compensation Discussion and Analysis” section, the performance metrics for the third tranche of the PRSU award approved to Mr. Posey in October 2021, the second tranche of the PRSU award approved to Mr. Posey in October 2022, and the first tranche of the PRSU award approved to Mr. Posey in October 2023 had not been established in 2023. As a result, there was no reportable grant date fair value under FASB ASC Topic 718 for such tranches to be included in the 2023 compensation that is presented in this table. The performance metrics for these tranches were established in February 2024, and the total grant date fair value for these tranches was $1,243,630, which is included in the 2024 compensation that is presented in this table.

(19)	Reflects (a) 401(k) matching contributions by Qualys ($15,781) and (b) a premium paid by Qualys for life insurance ($7,401).
(20)
This amount includes the grant date fair value of the first tranche (representing 2,242 PRSUs) and second tranche (representing 2,968 PRSUs) of the PRSU awards approved in October 2022 and 2021 totaling $731,380 based upon the probable outcome of performance conditions (if maximum performance is achieved, the aggregate grant date fair value of such award is $1,462,760).

(21)	Reflects (a) 401(k) matching contributions by Qualys ($10,822) and (b) a premium paid by Qualys for life insurance ($9,976).

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Grants of Plan-Based Awards in 2024 Table
The following table shows information regarding cash incentive and equity awards granted to our named executive officers during 2024.

Name	Grant Date	Approval Date	Type of Award(1)	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards ($)(3)
				Threshold ($)(4)	Target ($)	Maximum ($)(4)	Threshold (#)	Target (#)	Maximum (#)
Sumedh S. Thakar
	—	—	Cash Incentive	241,000	602,500	753,125	—	—	—	—	—
	10/30/2024	10/30/2024	Time-based RSUs	—	—	—	—	—	—	59,953	7,238,126
	2/5/2024	10/26/2023	PRSUs	—	—	—	—	15,183(5)	30,366	—	2,554,388
	2/5/2024	10/27/2022	PRSUs	—	—	—	—	15,178(5)	30,356	—	2,553,547
	2/5/2024	10/28/2021	PRSUs	—	—	—	—	13,096(5)	26,192	—	2,203,271
Joo Mi Kim
	—	—	Cash Incentive	102,000	255,000	318,750	—	—	—	—	—
	10/30/2024	10/30/2024	Time-based RSUs	—	—	—	—	—	—	33,574	4,053,389
	2/5/2024	10/26/2023	PRSUs	—	—	—	—	3,657(5)	7,314	—	615,254
	2/5/2024	10/27/2022	PRSUs	—	—	—	—	3,923(5)	7,846	—	660,006
	2/5/2024	10/28/2021	PRSUs	—	—	—	—	4,729(5)	9,458	—	795,607
Bruce K. Posey
	—	—	Cash Incentive	80,400	201,000	251,250	—	—	—	—	—
	10/30/2024	10/30/2024	Time-based RSUs	—	—	—	—	—	—	19,977	2,411,823
	2/5/2024	10/26/2023	PRSUs	—	—	—	—	2,181(5)	4,362	—	366,931
	2/5/2024	10/27/2022	PRSUs	—	—	—	—	2,242(5)	4,484	—	377,194
	2/5/2024	10/28/2021	PRSUs	—	—	—	—	2,969(5)	5,938	—	499,505
(1)	Time-based RSUs and PRSUs were granted under our 2012 Equity Incentive Plan.
(2)	Amounts reported in this column represent cash incentive compensation opportunities under our 2024 Corporate Bonus Plan.
(3)
Amounts reported in this column represent the grant date fair value of stock awards, calculated in accordance with FASB ASC Topic 718. The fair value of each RSU award is measured based on the closing price of our common stock on the date of grant, excluding the impact of estimated forfeitures related to service-based vesting conditions. The fair value of each PRSU award is based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. Pursuant to FASB ASC Topic 718, the accounting grant date for each PRSU award is the date the performance metrics are approved by the Compensation and Talent Committee and communicated to the employee.

(4)
The amounts reported in this column represent the payout under our 2024 Corporate Bonus Plan based on the minimum amounts payable for certain levels of performance for all three performance measures. Payout could be zero if performance is below minimum levels for all three measures, or up to 125% of target based on maximum achievement of the applicable performance metrics.

(5)
The number of shares subject to this PRSU award represents the first of three tranches of a multi-year PRSU award with one-year performance periods covering the calendar years 2024, 2025, and 2026, respectively which were approved by the Compensation and Talent Committee in October 2023, the second of three tranches of a multi-year PRSU award with one-year performance period covering the calendar years 2023, 2024 and 2025 which were approved by the Compensation and Talent Committee in October 2022, and the third of three tranches of a multi-year PRSU award with one-year performance period covering the calendar years 2022, 2023 and 2024 which were approved by the Compensation and Talent Committee in October 2021.

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Subject to continued service, up to 200% of the target number of PRSUs covered by each tranche will become eligible to vest based on the annual growth rate of the Company’s revenues and the Company’s adjusted EBITDA margin for the applicable performance period, except that vesting and release of the earned PRSUs is capped at 100% of target performance for each of the first two performance periods, with cumulative achievement over 100% become eligible to vest and release at the end of the third performance period. Because the performance metrics for the third tranche of the PRSU grant awards granted to our named executive officers in October 2022, the second and third tranches of the PRSU awards granted to our named executive officers in October 2023, and the first, second, and third tranches of the PRSU awards granted to our named executive officers in October 2024 were not established in 2024, such tranches are not yet considered granted in 2024 under FASB ASC Topic 718. As a result, there is no reportable grant date fair value under FASB ASC Topic 718 for such tranches, and they are not included in this table. Accordingly, the reported grant date fair value of this PRSU award differs from the award value approved by our Compensation and Talent Committee.
Outstanding Equity Awards at 2024 Fiscal Year-End Table
The following table presents information regarding stock options held by our named executive officers as of December 31, 2024.

	Option Awards(1)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Sumedh S. Thakar	4/28/2016	4/28/2016	80,000(2)	—	25.56	4/27/2026
(1)	All stock options referenced in this table were granted under our 2012 Equity Incentive Plan.
(2)	Each of these options was fully vested as of December 31, 2024.

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The following table presents information regarding stock awards held by our named executive officers as of December 31, 2024.

	Stock Awards(1)
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)(3)
Sumedh S. Thakar	10/30/2024	59,953(4)	8,406,610	—	—
	2/5/2024	—	—	15,584(5)	2,185,188
	2/5/2024	—	—	15,579(6)	2,184,487
	2/5/2024	—	—	13,442(7)	1,884,800
	10/26/2023	34,164(8)	4,790,476	—	—
	10/27/2022	22,768(9)	3,192,529	—	—
	10/28/2021	—	—	10,621(10)	1,489,256
	10/28/2021	9,822(11)	1,377,241	—	—
	4/27/2021	1,209(12)	169,526	—	—
				105,500(13)	14,793,210
Joo Mi Kim	10/30/2024	33,574(4)	4,707,746	—	—
	2/5/2024	—	—	3,754(5)	526,386
	2/5/2024	—	—	4,027(6)	564,666
	2/5/2024	—	—	4,855(7)	680,775
	10/26/2023	19,200(8)	2,692,224	—	—
	10/27/2022	13,731(9)	1,925,361	—	—
	10/28/2021	—	—	3,835(10)	537,737
	10/28/2021	8,275(11)	1,160,321	—	—
				25,626(13)	3,593,278
Bruce K. Posey	10/30/2024	19,977(4)	2,801,175	—	—
	2/5/2024	—	—	2,239(5)	313,953
	2/5/2024	—	—	2,302(6)	322,786
	2/5/2024	—	—	3,048(7)	427,437
	10/26/2023	11,453(8)	1,605,940	—	—
	10/27/2022	7,846(9)	1,100,166	—	—
	10/28/2021	—	—	2,408(10)	337,603
	10/28/2021	5,195(11)	728,443	—	—
				15,167(13)	2,126,717
(1)	All stock awards referenced in this table were granted under our 2012 Equity Incentive Plan.
(2)	Stock awards in this column consist of unvested time-based RSUs.
(3)
Values reported were computed by multiplying (i) $140.22, the closing price per share on the Nasdaq Stock Market of our common stock on December 31, 2024, the last business day of fiscal 2024, by (ii) the number of shares or units of stock.

(4)	The RSUs vest quarterly in equal installments over four years, with the first vesting date on February 1, 2025.

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(5)
As discussed above in the “Compensation Discussion and Analysis” section, this PRSU award is a multi-year PRSU award with one-year performance periods covering the calendar years 2024, 2025, and 2026, respectively. Subject to continued service, each tranche will become eligible to vest based on the annual growth rate of the Company’s revenues and the Company’s adjusted EBITDA margin for the applicable performance period, except that vesting and release of the PRSUs is capped at 100% of target performance for each of the first two tranches, with cumulative achievement over 100% to be vested and released at the end of the performance period for the third tranche. For the first tranche, 102.6% of the target number of PRSUs allocated to the tranche became eligible to vest based on the actual annual revenue growth rate and the adjusted EBITDA margin result for calendar year 2024. Among these unvested shares, 100% of the 102.6% were vested when the performance was certified in January 2025 and the 2.6% exceeding the 100% target will be vested and released when the third year performance is certified, subject to the applicable named executive officer’s continuous service with the Company.

(6)
As discussed above in the “Compensation Discussion and Analysis” section, this PRSU award is a multi-year PRSU award with one-year performance periods covering the calendar years 2023, 2024, and 2025, respectively. Subject to continued service, each tranche will become eligible to vest based on the annual growth rate of the Company’s revenues and the Company’s adjusted EBITDA margin for the applicable performance period, except that vesting and release of the PRSUs is capped at 100% of target performance for each of the first two tranches, with cumulative achievement over 100% to be vested and released at the end of the performance period for the third tranche. For the second tranche, 102.6% of the target number of PRSUs allocated to the tranche became eligible to vest based on the actual annual revenue growth rate and the adjusted EBITDA margin result for calendar year 2024. Among these unvested shares, 100% of the 102.6% were vested when the performance was certified in January 2025 and the 2.6% exceeding the 100% target will be vested and released when the third year performance is certified, subject to the applicable named executive officer’s continuous service with the Company.

(7)
As discussed above in the “Compensation Discussion and Analysis” section, this PRSU award is a multi-year PRSU award with one-year performance periods covering the calendar years 2022, 2023, and 2024, respectively. Subject to continued service, each tranche will become eligible to vest based on the annual growth rate of the Company’s revenues and the Company’s adjusted EBITDA margin for the applicable performance period, except that vesting and release of the PRSUs is capped at 100% of target performance for each of the first two tranches, with cumulative achievement over 100% to be vested and released at the end of the performance period for the third tranche. For the first tranche, 102.6% of the target number of PRSUs allocated to the tranche became eligible to vest based on the actual annual revenue growth rate and the adjusted EBITDA margin result for calendar year 2024, all of which vested when the performance was certified in January 2025.

(8)	The RSUs vest quarterly in equal installments over four years, with the first vesting date on February 1, 2024.
(9)	The RSUs vest quarterly in equal installments over four years, with the first vesting date on February 1, 2023.
(10)
As discussed above in the “Compensation Discussion and Analysis” section, this PRSU award is a multi-year PRSU award with one-year performance periods covering the calendar years 2022, 2023, and 2024, respectively. Subject to continued service, each tranche will become eligible to vest based on the annual growth rate of the Company’s revenues and the Company’s adjusted EBITDA margin for the applicable performance period, except that vesting and release of the PRSUs is capped at 100% of target performance for each of the first two tranches, with cumulative achievement over 100% to be vested and released at the end of the performance period for the third tranche. For the first tranche, 181.1% of the target number of PRSUs allocated to the tranche became eligible to vest based on the actual annual revenue growth rate and the adjusted EBITDA margin results for calendar year 2022. Among these eligible PRSUs, 100% (out of the 181.1%) of the target number of PRSUs allocated to the tranche vested when the performance was certified

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in February 2023 and 81.1% of the target number of PRSUs (i.e., the eligible PRSUs exceeding 100% of the target number of PRSUs) vested when the performance of the third tranche was certified in January 2025.
(11)	The RSUs vest quarterly in equal installments over four years, with the first vesting date on February 1, 2022.
(12)	The RSUs vest quarterly in equal installments over four years, with the first vesting date on August 1, 2021.
(13)
Amounts in these columns represent PRSUs for which the applicable performance metrics had not been established as of December 31, 2024. In accordance with applicable accounting and SEC rules, these amounts do not appear in the Summary Compensation Table or Grants of Plan-Based Awards Table. Amounts are shown at target levels; actual amounts earned, if any, will be based on achievement of performance metrics for 2025, 2026 or 2027 (once established), as applicable. For Mr. Thakar, represents (i) 59,953 PRSUs representing target potential payout remaining from awards approved on October 30, 2024; (ii) 30,368 PRSUs representing target potential payout remaining from awards approved on October 26, 2023; and (iii) 15,179 PRSUs representing target potential payout remaining from awards approved on October 27, 2022. For Ms. Kim, represents (i) 14,389 PRSUs representing target potential payout remaining from awards approved on October 30, 2024; (ii) 7,314 PRSUs representing target potential payout remaining from awards approved on October 26, 2023; and (iii) 3,923 PRSUs representing target potential payout remaining from awards approved on October 27, 2022. For Mr. Posey, represents (i) 8,562 PRSUs representing target potential payout remaining from awards approved on October 30, 2024; (ii) 4,363 PRSUs representing target potential payout remaining from awards approved on October 26, 2023; and (iii) 2,242 PRSUs representing target potential payout remaining from awards approved on October 27, 2022.

Option Exercises and Stock Vested in 2024 Table
The following table sets forth the number of shares of common stock acquired during 2024 by our named executive officers upon the exercise of stock options and the vesting of restricted stock unit awards and the value realized upon such exercise or vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Sumedh S. Thakar	68,911	8,008,889	96,914	15,495,949
Joo Mi Kim	—	—	39,633	6,318,212
Bruce K. Posey	10,000	1,238,445	26,135	4,089,030
(1)
The value realized upon exercise was determined by multiplying (i) the number of shares of our common stock acquired on exercise by (ii) the difference between the closing price per share on the Nasdaq Stock Market of our common stock on the day of exercise and the exercise price per share.

(2)
The value realized upon vesting was determined by multiplying (i) the number of shares of our common stock acquired on vesting by (ii) the closing price per share on the Nasdaq Stock Market of our common stock on the day of vesting.

Pension Benefits & Nonqualified Deferred Compensation
We do not provide a pension plan for our employees, and no named executive officers participated in a nonqualified deferred compensation plan during 2024.

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Potential Payments Upon Termination or Change in Control
Severance and Change in Control Policies
Our board of directors approved (i) a severance and change in control policy for our CEO in April 2021, and (ii) for our other named executive officers in October 2021. The severance and change in control payments and benefits under these policies supersede any prior agreement or arrangement the named executive officers may have had with us that provided for severance and/or change in control payments or benefits.
Under these policies, in the event of a qualifying termination of the employment of a named executive officer that is not in connection with a change in control of the Company (i.e. an involuntary termination of employment without “cause”), the named executive officer will receive the following benefits:
•
severance pay equal to (i) in the case of Mr. Thakar, 12 months of his annual base salary, or (ii) in the case of each of the other named executive officers, (A) 3 months of the named executive officer’s annual base salary, if he or she has been employed by us for less than 1 year, (B) 6 months of the named executive officer’s annual base salary, if he or she has been employed by us for at least 1 year but not more than 5 years, or (C) 9 months of the named executive officer’s annual base salary, if he or she has been employed by us for more than 5 years; and

•
payment or reimbursement of premiums for coverage under COBRA for the named executive officer and his or her eligible dependents, if any, for up to the number of months of annual base salary that the named executive officer is entitled to receive under the previous bullet or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate or be subject to an excise tax under applicable law.

In the event of a qualifying termination of the employment of a named executive officer in connection with a change in control of the Company (i.e. a termination without “cause,” for death or disability, or a resignation for “good reason”), the named executive officer will receive the following benefits:
•	severance pay equal to 100% (or in Mr. Thakar’s case, 150%) of the named executive officer’s annual base salary and target annual bonus;
•
payment or reimbursement of premiums for coverage under COBRA for the named executive officer and his or her eligible dependents, if any, for up to 12 months (or in Mr. Thakar’s case, 18 months) or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate or be subject to an excise tax under applicable law; and

•
accelerated vesting and exercisability as to 100% of any then-unvested equity awards, with performance-based equity awards vesting at target levels of performance for future performance periods. The payout will include already achieved cumulative performance over 100% up to the end of the prior performance period.

Equity Award Agreements
For the equity awards held by Mr. Thakar, Ms. Kim, and Mr. Posey that were outstanding and unvested in 2024, the award agreement governing each such awards provides that if the applicable named executive officer’s employment is terminated by reason of death or disability, then 100% of the then-unvested RSUs will accelerate, and for any PRSUs as to which the achievement of the relevant performance goals has not yet been certified, 100% of the target number of PRSUs will accelerate.

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These awards are governed by the severance and change in control policy for our CEO approved by our board of directors in April 2021, which is described above in the section entitled “—Severance and Change in Control Policies.”
Estimated Payments Upon Termination or Change in Control
The following table provides an estimate of the payments and benefits that would be provided in the circumstances described above for each of the named executive officers, assuming the triggering event took place on December 31, 2024 (the last business day of 2024) and based on the $140.22 closing price per share of our common stock on the Nasdaq Stock Market on that date. A number of factors may affect the nature and amount of any potential payments or benefits, and as a result, the payments and benefits actually paid (if any) may be different. For example, a triggering event may occur on a date other than December 31, 2024, the price per share of our common stock on the date of the triggering event may be higher or lower than $140.22 or the assumptions relied upon in the estimate of potential payments and benefits below may not reflect the actual circumstances of the triggering event. Accordingly, there is no guarantee that a triggering event would produce the same or similar results as those estimated below.

		Upon a Qualifying Termination of Employment(1)
Name	Type of Benefit	Not in Connection With a Change in Control ($)	In Connection With a Change in Control ($)(2)	Upon Disability or Death ($)(2)
Sumedh S. Thakar	Vesting Acceleration	—	40,312,549	40,312,549
	Cash Severance	610,000	1,830,000	—
	COBRA Payments	29,021	43,532	—
	Total Termination Benefits	639,021	42,186,081	40,312,549
Joo Mi Kim	Vesting Acceleration	—	16,342,594	16,342,594
	Cash Severance	230,000	805,000	—
	COBRA Payments	4,673	9,346	—
	Total Termination Benefits	234,673	17,156,940	16,342,594
Bruce K. Posey	Vesting Acceleration	—	9,736,539	9,736,539
	Cash Severance	292,500	624,000	—
	COBRA Payments	21,766	29,021	—
	Total Termination Benefits	314,266	10,389,560	9,736,539
(1)
The amounts reported represent the severance and vesting acceleration payments and benefits described above in the section entitled “Potential Payments Upon Termination or Change in Control” as of December 31, 2024 (the last business day of 2024). For RSUs and PRSUs, the value of such vesting acceleration is computed by multiplying (i) the number of shares of our common stock subject to the RSUs or PRSUs that are being accelerated (at target for PRSUs for which a performance period has not been completed) by (ii) the closing sales price per share of our common stock on December 31, 2024 of $140.22.

(2)
Amounts in these columns include PRSUs for which the applicable performance metrics had not been established as of December 31, 2024. In accordance with applicable accounting and SEC rules, these amounts do not appear in the Summary Compensation Table or Grants of Plan-Based Awards Table. Amounts are shown at target levels; actual amounts earned, if any, will be based on achievement of performance metrics for 2025, 2026 or 2027 (once established), as applicable. For Mr. Thakar, includes (i) 59,953 PRSUs representing target potential payout

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remaining from awards approved on October 30, 2024; (ii) 30,368 PRSUs representing target potential payout remaining from awards approved on October 26, 2023; and (iii) 15,179 PRSUs representing target potential payout remaining from awards approved on October 27, 2022. For Ms. Kim, includes (i) 14,389 PRSUs representing target potential payout remaining from awards approved on October 30, 2024; (ii) 7,314 PRSUs representing target potential payout remaining from awards approved on October 26, 2023; and (iii) 3,923 PRSUs representing target potential payout remaining from awards approved on October 27, 2022. For Mr. Posey, includes (i) 8,562 PRSUs representing target potential payout remaining from awards approved on October 30, 2024; (ii) 4,363 PRSUs representing target potential payout remaining from awards approved on October 26, 2023; and (iii) 2,242 PRSUs representing target potential payout remaining from awards approved on October 27, 2022.
CEO Pay Ratio
Under Item 402(u) of Regulation S-K, we are required to provide the following information regarding the relationship between the annual total compensation of Mr. Thakar, our Chief Executive Officer as of the date we selected to identify the median employee, and the median of the annual total compensation of all our employees (other than Mr. Thakar) for 2024:
1.	The median of the annual total compensation of our all employees (other than Mr. Thakar) (including our consolidated subsidiaries) was $37,775.
2.	Mr. Thakar’s annual total compensation, as reported in the 2024 Summary Compensation Table included in this proxy statement, was $15,650,272.
3.	Based on the above, for 2024, the ratio of Mr. Thakar’s annual total compensation to the median of the annual total compensation of all our employees other than Mr. Thakar was approximately 414 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We determined the median of the annual total compensation of our employees (other than Mr. Thakar) as of December 31, 2024, at which time we (including our consolidated subsidiaries) had 2,400 full-time, part-time, seasonal and temporary employees, 564 of whom are U.S. employees, and 1,836 (or approximately 77% of our total employee population) of whom are located outside of the United States (12 in Australia, 5 in Brazil, 16 in Canada, 2 in Colombia, 1 in the Czech Republic, 32 in France, 19 in Germany, 4 in Hong Kong, 1,628 in India, 12 in Italy, 3 in Japan, 5 in Mexico, 11 in the Netherlands, 2 in the Philippines, 5 in Poland, 1 in Saudi Arabia, 7 in Singapore, 2 in South Africa, 8 in Spain, 10 in the United Arab Emirates, and 51 in the United Kingdom).
In accordance with the permitted methodology for determining the “median employee”, we re-identified the “median employee” for 2024 due to a change in our employee population. We excluded non-U.S. employees (other than those located in France, Germany, India, and the United Kingdom) from our calculations under the de minimis exclusion to the extent the aggregate did not exceed 5% of our total employee population. We did not annualize the compensation of all permanent employees who were new-hires in 2024. We then compared the base salaries paid, bonuses earned, and equity awards granted to our 2,294 employees in the U.S., France, Germany, India, and the United Kingdom (which consisted of 564 U.S. employees and 1,730 non-U.S. employees) in 2024 to determine the median employee. Once we identified our median employee, we calculated the employee’s annual total compensation as though the median employee was reported in the 2024 Summary Compensation Table in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, yielding the median annual total compensation disclosed above. With respect to the annual total compensation of Mr. Thakar, we used the amount reported in the “Total” column in the 2024 Summary Compensation Table included in this proxy statement.

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Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance measures of the Company. For further information concerning the Company’s pay-for-performance philosophy and how executive compensation aligns with the Company’s performance, please see the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement.
Pay Versus Performance Table

Year	Summary Compensation Table Total for First PEO(1),(2)	Compensation Actually Paid to First PEO(1),(3)	Summary Compensation Table Total for Second PEO(1),(2)	Compensation Actually Paid to Second PEO(1),(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(5)	Value of Initial Fixed $100 Investment Based On:
							Total Shareholder Return(6)	Peer Group Total Shareholder Return(7)	Net Income(8) (in millions)	Revenues(9) (in millions)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2024	$—	$—	$15,650,272	$7,830,649	$5,514,326	$2,529,577	$168.19	$301.44	$173.7	$607.6
2023	$—	$—	$7,783,232	$23,974,241	$2,503,572	$4,719,665	$235.43	$221.06	$151.6	$554.5
2022	$—	$—	$11,392,553	$5,138,863	$4,444,562	$2,529,882	$134.62	$132.79	$108.0	$489.7
2021	$20,875,111	$16,450,909	$9,396,664	$12,827,121	$4,140,001	$5,326,529	$164.59	$206.76	$71.0	$411.2
2020	$22,398,351	$30,358,397	$—	$—	$4,516,347	$5,326,614	$146.18	$149.98	$91.6	$363.0
(1)
The first PEO is Philippe F. Courtot, who served as PEO in 2020 and in 2021 through March 19, 2021. The second PEO is Sumedh S. Thakar, who served as PEO beginning on April 27, 2021 and in 2022, 2023 and 2024.

(2)	Represents the total compensation paid to each of our PEO in each listed year, as shown in our Summary Compensation Table for such listed year.
(3)
Compensation actually paid does not mean that our PEOs were actually paid those amounts in the listed year, but this is a dollar amount derived by adjusting the Summary Compensation Table total compensation under the methodology prescribed in the relevant rules under Item 402(v) of Regulation S-K, as shown in the following tables:

First PEO

	2020	2021	2022	2023	2024
Summary Compensation Table Total	22,398,351	20,875,111	—	—	—
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(21,560,357)	—	—	—	—
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	20,875,692	—	—	—	—
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	6,761,019	—	—	—	—
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—	—	—
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	1,883,692	343,840	—	—	—
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	(4,768,042)	—	—	—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—	—	—	—
Compensation Actually Paid	30,358,397	16,450,909	—	—	—

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Second PEO

	2020	2021	2022	2023	2024
Summary Compensation Table Total	—	9,396,664	11,392,553	7,783,232	15,650,272
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	—	(8,364,620)	(10,361,307)	(6,931,496)	(14,549,332)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	—	10,149,237	7,236,431	8,940,750	14,661,086
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	—	1,821,938	(2,774,012)	12,892,872	(4,405,419)
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	136,595	—	—	—
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	—	(312,693)	(354,802)	1,288,883	(3,525,958)
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—	—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—	—	—	—
Compensation Actually Paid	—	12,827,121	5,138,863	23,974,241	7,830,649
(4)
This figure is the average of the total compensation paid to our NEOs other than our PEO in each listed year, as shown in our Summary Compensation Table for such listed year. The names of the non-PEO NEOs in each year are listed in the table below.

2020*	2021	2022	2023	2024
Thakar, Sumedh S.	Kim, Joo Mi	Kim, Joo Mi	Kim, Joo Mi	Kim, Joo Mi
Kim, Joo Mi	Posey, Bruce K.	Posey, Bruce K.	Posey, Bruce K.	Posey, Bruce K.
Posey, Bruce K.	Peters, Allan	Peters, Allan	Peters, Allan**
Fisher, Melissa B.

*Melissa B. Fisher served as our Chief Financial Officer through May 29, 2020, Joo Mi Kim served as our Chief Financial Officer beginning on June 29, 2020 and in 2021, 2022, 2023 and 2024.
** In connection with the termination of his employment on February 7, 2023 with transition services provided through March 31, 2023, all of his unvested awards were forfeited.

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(5)
This figure is the average of the “compensation actually paid” for our NEOs other than our PEO in each listed year. “Compensation actually paid” does not mean that these NEOs were actually paid those amounts in the listed year, but this is a dollar amount derived by adjusting the average of the Summary Compensation Table total compensation figure for all NEOs other than our PEO for the listed year under the methodology prescribed under Item 402(v) of Regulation S-K, as shown in the following table:

Non-PEO NEOs

	2020	2021	2022	2023	2024
Summary Compensation Table Total	4,516,347	4,140,001	4,444,562	2,503,572	5,514,326
Subtract Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(4,120,883)	(3,625,418)	(3,952,633)	(2,073,012)	(4,889,855)
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	4,849,573	4,474,781	2,907,240	2,673,923	5,172,311
Adjust for Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	1,598,905	415,872	(782,777)	2,872,428	(2,016,591)
Adjust for Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	57,756	—	—	—	—
Adjust for Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	514,690	(78,707)	(86,511)	364,682	(1,250,614)
Subtract Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(2,089,773)	—	—	(1,621,928)	—
Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—	—	—	—
Compensation Actually Paid	5,326,614	5,326,529	2,529,882	4,719,665	2,529,577
(6)
Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported and reinvesting all dividends until the last day of each reported fiscal year.

(7)
The peer group used is the NASDAQ Computer Index, as used in the Company’s performance graph included in our Annual Report on Form 10-K. Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and reinvesting all dividends until the last day of each reported fiscal year.

(8)	The dollar amounts reported are the Company’s net income reflected in the Company’s audited financial statements for each reported fiscal year.
(9)
In the Company’s assessment, revenues is the financial performance measure that is the most important financial performance measure used by the Company in 2024 to link compensation actually paid to Company performance.

Required Tabular Disclosure of Most Important Performance Measures
The list below includes the four financial performance measures that, in our assessment and in no particular order, represent the most important measures used to link compensation actually paid to our NEOs to Company performance.

Most Important Performance Measures
Bookings
Revenues
Adjusted EBITDA Margin
Non-GAAP Earnings per Diluted Share

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Description of Relationships Between Compensation Actually Paid and Performance
As described in more detail in the section titled “Executive Compensation - Compensation Discussion and Analysis,” our executive compensation program reflects a pay-for-performance philosophy. While we utilize several performance measures to align executive compensation with Company performance, not all of those measures are presented in the Pay Versus Performance table. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between compensation actually paid and the information presented in the Pay Versus Performance table above.
Compensation Actually Paid and TSR
The following chart reflects the amount of compensation actually paid to Mr. Thakar (for 2024, 2023, 2022 and 2021), Mr. Courtot (for 2021 and 2020), and the average amount of compensation actually paid to our NEOs as a group (excluding the PEOs in each given year) in relation to our Company’s cumulative TSR over the five years presented in the table. The chart also reflects the relationship between our Company’s cumulative TSR and our peer group’s cumulative TSR:

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Compensation Actually Paid and Net Income
The following chart reflects the amount of compensation actually paid to Mr. Thakar (for 2024, 2023, 2022 and 2021), Mr. Courtot (for 2021 and 2020), and the average amount of compensation actually paid to our NEOs as a group (excluding the PEOs in each given year) in relation to the Company’s net income over the five years presented in the table:

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Compensation Actually Paid and Revenues
The following chart reflects the amount of compensation actually paid to Mr. Thakar (for 2024, 2023, 2022 and 2021), Mr. Courtot (for 2021 and 2020), and the average amount of compensation actually paid to our NEOs as a group (excluding the PEOs in each given year) in relation to the Company’s revenues over the five years presented in the table. While we utilize a number of performance measures to evaluate company performance, we have determined that revenues is the most important financial performance measure (not otherwise required to be disclosed in the table) to link compensation actually paid to the our NEOs to Company performance. We use revenue growth when setting goals for our corporate bonus plan and PRSUs granted to our NEOs.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock at April 15, 2025 for:
•	each of our named executive officers;
•	each of our directors;
•	all of our current directors and executive officers as a group; and
•	each person or group, who beneficially owned more than 5% of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on [   ] shares of common stock outstanding at April 15, 2025. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options held by the person that are currently exercisable or exercisable within 60 days of April 15, 2025. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Qualys, Inc., 919 East Hillsdale Boulevard, 4th Floor, Foster City, California 94404.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Named Executive Officers:
Sumedh S. Thakar(1)	[ ]	*
Joo Mi Kim(2)	[ ]	*
Bruce K. Posey(3)	[ ]	*
Non-Employee Directors:
Thomas P. Berquist(4)	[ ]	—
Jeffrey P. Hank(5)	[ ]	*
Wendy M. Pfeiffer(6)	[ ]	*
Kristi M. Rogers(7)	[ ]	*
John A. Zangardi(8)	[ ]	*
All current directors and executive officers as a group (8 persons)(9)	[ ]	[ ]%
5% Stockholders:
BlackRock, Inc.(10)	[ ]	[ ]%
The Vanguard Group(11)	[ ]	[ ]%
*	Represents beneficial ownership of less than 1%.
(1)
Consists of (i) [   ] shares of common stock held by Mr. Thakar, (ii) [   ] shares of common stock issuable upon vesting of RSUs within 60 days of April 15, 2025, and (iii) [   ] shares of common stock subject to stock options exercisable within 60 days of April 15, 2025.

(2)	Consists of (i) [ ] shares of common stock held by Ms. Kim and (ii) [ ] shares of common stock issuable upon vesting of RSUs within 60 days of April 15, 2025.

73

(3)
Consists of (i) [   ] shares of common stock held by Mr. Posey, (ii) [   ] shares of common stock issuable upon vesting of RSUs within 60 days of April 15, 2025, and (iii) [   ] shares of common stock subject to stock options exercisable within 60 days of April 15, 2025.

(4)	Consists of (i) [ ] shares of common stock held by Mr. Berquist and (ii) [ ] shares of common stock issuable upon vesting of RSUs within 60 days of April 15, 2025.
(5)
Consists of (i) [   ] shares of common stock held by Mr. Hank, (ii) [   ] shares of common stock issuable upon vesting of RSUs within 60 days of April 15, 2025, and (iii) [   ] shares of common stock subject to stock options exercisable within 60 days of April 15, 2025.

(6)	Consists of (i) [ ] shares of common stock held by Ms. Pfeiffer and (ii) [ ] shares of common stock issuable upon vesting of RSUs within 60 days of April 15, 2025.
(7)	Consists of (i) [ ] shares of common stock held by Ms. Rogers and (ii) [ ] shares of common stock issuable upon vesting of RSUs within 60 days of April 15, 2025.
(8)	Consists of (i) [ ] shares of common stock held by Dr. Zangardi and (ii) [ ] shares of common stock issuable upon vesting of RSUs within 60 days of April 15, 2025.
(9)
Includes (i) [   ] shares of common stock issuable upon vesting of RSUs within 60 days of April 15, 2025 and (ii) [   ] shares of common stock subject to stock options exercisable within 60 days of April 15, 2025.

(10)
According to the information reported by BlackRock, Inc. (“BlackRock”) on a Schedule 13G/A filed on February 5, 2025, BlackRock beneficially owns an aggregate of 5,858,807 shares of common stock, which consists of (i) 5,711,702 shares as to which it has sole voting power and (ii) 5,858,807 shares as to which it has sole dispositive power. The principal address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(11)
According to the information reported by The Vanguard Group (“Vanguard”) on a Schedule 13G/A filed on November 12, 2024, Vanguard beneficially owns an aggregate of 4,181,323 shares of common stock, which consists of (i) 67,797 shares as to which it has shared voting power, (ii) 4,071,455 shares as to which it has sole dispositive power, and (iii) 109,868 shares as to which it has shared dispositive power. The principal address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

74

RELATED PERSON TRANSACTIONS
We describe below transactions and series of similar transactions, since January 1, 2024, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.
Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.
Certain Family Relationships
During 2024, Deepti S. Thakar, Sister of Sumedh S. Thakar, our Chief Executive Officer, was employed by us as Product Director, Technical Content Experience. During 2024, Deepti S. Thakar earned total compensation of $260,530, consisting of base salary, bonus and equity compensation. In addition, Deepti S. Thakar participated in our employee benefit plans and arrangements which are generally made available to other employees at her level, including employee equity incentive and benefit plans, including health, vacation, Section 401(k) retirement savings plans and insurance plans. The compensation of Deepti S. Thakar was established in accordance with our employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities.
The agreements and transactions described under this section were reviewed and approved or ratified by our Audit and Risk Committee in accordance with our related party transaction policy described below.
Policies and Procedures for Related Party Transactions
Our Audit and Risk Committee has the primary responsibility for reviewing and approving or ratifying transactions with related parties.
We have a formal written policy providing that our executive officers, directors, nominees for election as directors, any person or entity known to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of any of the foregoing persons, and any firm, corporation, or other entity in which any of the foregoing persons is employed, is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest (each, a “Related Party”), are/is not permitted to enter into a “Related Party Transaction” with us without the consent of our Audit and Risk Committee. For the purposes of this policy, a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Party had, has or will have a direct or indirect material interest (including any transactions requiring disclosure under Item 404 of Regulation S-K promulgated under the Exchange Act), other than transactions available to all U.S. employees of the Company.
In determining whether to approve a Related Party Transaction, our Audit and Risk Committee is to consider the relevant facts and circumstances available and deemed relevant to the committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the Related Party’s interest in the transaction.

75

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file.
SEC rules require us to identify in this proxy statement anyone who filed a required report late during the most recent year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during 2024, all Section 16(a) filing requirements were satisfied on a timely basis, except for a late Form 4 filed by Mr. Zangardi on February 10, 2025 to report the acquisition of shares made by an immediate family member on August 13, 2024.
2024 Annual Report and SEC Filings
Our financial statements for the fiscal year ended December 31, 2024 are included in our annual report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. Our annual report and this proxy statement are posted on our website at www.qualys.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, Qualys, Inc., 919 East Hillsdale Boulevard, 4th Floor, Foster City, California 94404.
*  *  *
Our board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Foster City, California
April [ ], 2025

76

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
QUALYS, INC.
a Delaware Corporation
Qualys, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
A.	The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 30, 1999.
B.
This Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation and the stockholders of the Corporation.

C.	Article VIII, Section 8.1 of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:
“8.1 Limitation of Personal Liability. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.”
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation to be signed by a duly authorized officer of the Corporation, on       , 2025.

By:
Sumedh S. Thakar
President and Chief Executive Officer

A-1

APPENDIX B
Reconciliation of Non-GAAP Financial Measures
Qualys reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information.
The non-GAAP measures presented in this proxy statement include non-GAAP earnings per share (“EPS”) and Adjusted EBITDA. Our calculation of these non-GAAP measures may not be comparable with similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for related GAAP measures. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and our subsequent filings with the SEC for additional information about the non-GAAP measures presented herein, including a description of the use of such measures.
EARNINGS PER SHARE
(unaudited)
(in thousands, except per share data)

	Twelve Months Ended December 31,
	2024	2023
GAAP Net income	$173,680	$151,595
Plus: Stock-based compensation	77,133	69,079
Plus: Amortization of intangible assets	2,903	3,087
Less: Tax adjustment	(24,728)	(25,615)
Non-GAAP Net income	$228,988	$198,146
GAAP Net income per share:
Basic	$4.72	$4.11
Diluted	$4.65	$4.03
Non-GAAP Net income per share:
Basic	$6.22	$5.37
Diluted	$6.13	$5.27
Weighted average shares used in GAAP and non-GAAP net income per share:
Basic	36,799	36,879
Diluted	37,353	37,602

B-1

ADJUSTED EBITDA
(unaudited)
(in thousands, except percentages)

	Twelve Months Ended December 31,
	2024	2023
Net income	$173,680	$151,595
Net income as a percentage of revenues	29%	27%
Depreciation and amortization of property and equipment	15,610	23,904
Amortization of intangible assets	2,903	3,087
Income tax provision	36,142	27,056
Stock-based compensation	77,133	69,079
Total other income, net	(22,626)	(15,582)
Adjusted EBITDA	$282,842	$259,139
Adjusted EBITDA as a percentage of revenues	47%	47%

B-2

PRELIMINARY COPY

Qualys.

QUALYS, INC.
919 EAST HILLSDALE BLVD.
FOSTER CITY, CA 94404

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During the Meeting - Go to **www.virtualshareholdermeeting.com/QLYS2025**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees

01) Thomas P. Berquist   02) Kristi M. Rogers

02 0000000000

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

		For	Against	Abstain
2.	To ratify the appointment of Grant Thornton LLP as Qualys, Inc.'s independent registered public accounting firm for its fiscal year ending December 31, 2025.	☐	☐	☐
3.	To approve, on an advisory and non-binding basis, the compensation of Qualys, Inc.'s named executive officers as described in the Proxy Statement.	☐	☐	☐
4.	To approve the amendment of Qualys, Inc.'s Amended and Restated Certificate of Incorporation to permit the exculpation of certain officers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX]   Date

JOB #

Signature (Joint Owners)   Date

SHARES
CUSIP #
SEQUENCE #

0000665553_1 R1.0.0.2

PRELIMINARY COPY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com

QUALYS, INC.
Annual Meeting of Stockholders
June 11, 2025, 11:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Joo Mi Kim and Bruce K. Posey, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of QUALYS, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held online at 11:00 AM PDT on June 11, 2025, via live webcast at www.virtualshareholdermeeting.com/QLYS2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000665553_2 R1.0.0.2